UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2016 (November 4, 2016)

HO WAH GENTING GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-199965	47-1662242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wisma Ho Wah Genting, No. 35, Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia	N/A
(Address of principal executive offices)	(Zip Code)

+ 603 – 2141 - 6422
(Registrant’s telephone number, including area code)

Computron, Inc.

1 East Bedell Street

Freeport, NY 11520

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii), or (iii) above.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise.

Readers should read this Report in conjunction with our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the Securities and Exchange Commission (the “SEC”).

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, the significant length of time and resources associated with the development of our products and services and related insufficient cash flows and resulting illiquidity, our inability to expand our business, significant government regulation of our industry, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our business plans or strategies. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Report and includes the following:

•	our relationship with, and our ability to influence the actions of, our members;

•	improper action by our employees or members in violation of applicable law;

•	adverse publicity associated with our products, services or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

•	changing consumer preferences and demands;

•	our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our member relations and operating results;

•	the competitive nature of our business;

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•	regulatory matters governing our products and services, including potential governmental or regulatory actions concerning our products and services risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our partners, pricing and currency devaluation risks;

•	uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

•	adverse changes in the Malaysian economy;

•	our dependence on increased penetration of existing markets;

•	contractual limitations on our ability to expand our business;

•	our reliance on our information technology infrastructure and outside service providers and manufacturers;

•	the sufficiency of trademarks and other intellectual property rights;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	taxation relating to our members; and

•	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

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EXPLANATORY NOTE

We were incorporated as Computron, Inc. in Nevada on August 22, 2014. Prior to the Share Exchange and Split-Off (each as defined below), we were engaged in online computer support services.

On October 28, 2016, (i) we changed our name to Ho Wah Genting Group Limited, and (ii) we increased our authorized capital stock from 75,000,000 shares of common stock, par value $0.0001, to 1,500,000,000 shares of common stock, par value $0.0001 (the “Common Stock”) by filing an Amended and Restated Articles of Incorporation (the “Restated Articles”) with the Nevada Secretary of State. The Company’s name change to Ho Wah Genting Group Limited became effective on FINRA’s Over-the-Counter Bulletin Board at the open of business on November 8, 2016 under the new stock ticker symbol “HWGG”. The Company’s new CUSIP number is 433707106.

On November 4, 2016, we completed and closed a share exchange (the “Share Exchange”) under a Share Exchange Agreement (the “Share Exchange Agreement”) of the same date by and among us, Ho Wah Genting Group SDN BHD, a Malaysian corporation (“HWGG”) and the shareholders of HWGG pursuant to which HWGG became a wholly owned subsidiary of ours. In the Share Exchange, all of the outstanding shares of HWGG were converted into shares of our Common Stock, as described in more detail below.

In connection with the Share Exchange and pursuant to the Split-Off Agreement (defined below), we transferred our pre-Share Exchange assets and liabilities to our pre-Share Exchange majority stockholder, in exchange for the surrender by him and cancellation of 5,000,000 shares of our Common Stock. See Item 2.01, “Split-Off” below.

As a result of the Share Exchange and Split-Off, we discontinued our pre-Share Exchange business and acquired the businesses of HWGG and will continue the existing business operations of HWGG as a publicly-traded company under the name Ho Wah Genting Group Limited.

In accordance with “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the acquisition, will be replaced with the historical financial statements of HWGG prior to the Share Exchange in all future filings with the SEC.

As used in this Current Report henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “we,” “us,” and “our” refer to Ho Wah Genting Group Limited, incorporated in Nevada, after giving effect to the Share Exchange and the Split-Off.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. Such agreements are filed as exhibits hereto and incorporated herein by reference.

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This Current Report responds to the following Items in Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

Item 4.01	Changes in Registrant’s Certifying Accountant

Item 5.01	Changes in Control of Registrant

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

THE SHARE EXCHANGE AND RELATED TRANSACTIONS

Share Exchange Agreement

On November 4, 2016 (the “Closing Date”), the Company, HWGG and the shareholders of HWGG entered into the Share Exchange Agreement, which closed on the same date. Pursuant to the terms of the Share Exchange Agreement, we exchanged 560,000 shares of our Common Stock for all of the outstanding capital stock of HWGG with the result that HWGG became a wholly owned subsidiary of ours.

Pursuant to the Share Exchange, we acquired the business of HWGG to engage in the following businesses: (1) promoting travel and entertainment through the e-commerce business model by offering a membership program that offers its members exclusive travel discounts and rebates, (2) providing junket operator services and (3) developing and investing in commercial and residential property.

At the closing of the Share Exchange, each of the 1,000,000 shares of HWGG’s capital stock issued and outstanding immediately prior to the closing of the Share Exchange was exchanged for 560,000 shares of our Common Stock.

As a result, an aggregate of 560,000 shares of our Common Stock were issued to the holders of HWGG’s stock.

The Share Exchange Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

The Share Exchange will be treated as a recapitalization of the Company for financial accounting purposes. HWGG will be considered the acquirer for accounting purposes, and our historical financial statements before the Share Exchange will be replaced with the consolidated historical financial statements of HWGG before the Share Exchange in all future filings with the SEC.

The Share Exchange is intended to be treated as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

The issuance of shares of our Common Stock to holders of HWGG’s capital stock in connection with the Share Exchange was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, Regulation D promulgated by the SEC under that section and/or Regulation S promulgated by the SEC. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement, and some of these securities are subject to further contractual restrictions on transfer as described below.

The form of the Share Exchange Agreement is filed as an exhibit to this Report.

Split-Off

Upon the closing of the Share Exchange, under the terms of a split-off agreement and a general release agreement, the Company transferred all of its pre-Share Exchange operating assets and liabilities to David Breier, the pre-Share Exchange majority stockholder of the Company, and the former sole officer and director of the Company (the “Split-Off”), in consideration of and in exchange for (i) the surrender and cancellation of an aggregate of 5,000,000 shares of our Common Stock held by Mr. Breier (which were cancelled and will resume the status of authorized but unissued shares of our Common Stock) and (ii) certain representations, covenants and indemnities.

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Departure and Appointment of Directors and Officers

Our Board of Directors currently consists of three (3) members. On the Closing Date, David Breier, our sole director before the Share Exchange, resigned his position as a director, and Lim Chun Hoo (Chairman), Leong Yee Ming and Ong Kooi Tatt were appointed to the Board of Directors.

On November 8, 2016, pursuant to the Share Exchange Agreement, Mr. Breier, our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer before the Share Exchange, resigned from these positions, and Dato Lim Hui Boon was appointed as our President, Lim Chun Hoo was appointed as our Chief Executive Officer, Leong Yee Ming was appointed as our Chief Operating Officer, Chief Financial Officer and Treasurer, and Ong Kooi Tatt was appointed as our Secretary.

See “Management – Directors and Executive Officers” below for information about our new directors and executive officers.

Pro Forma Ownership

Immediately after giving effect to (i) the Share Exchange and (ii) the cancellation of 5,000,000 shares in the Split-Off, there were 700,319 issued and outstanding shares of our Common Stock, as follows:

•	the stockholders of HWGG prior to the Share Exchange hold 560,000 shares of our Common Stock; and

•	the stockholders of the Company prior to the Share Exchange hold 140,319 shares of our Common Stock.

No other securities convertible into or exercisable or exchangeable for our Common Stock are outstanding.

Our Common Stock is quoted on the OTC Markets (OTCQB) under the symbol “CMPT”, which will change to “HWGG” at the open of business on November 8, 2016.

Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a “reverse acquisition,” and HWGG is deemed to be the acquirer in the reverse acquisition. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of HWGG and will be recorded at the historical cost basis of HWGG and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of HWGG, historical operations of HWGG and operations of the Company and its subsidiary from the closing date of the Share Exchange. As a result of the issuance of the shares of our Common Stock pursuant to the Share Exchange, a change in control of the Company occurred as of the date of consummation of the Share Exchange. Except as described in this Current Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board of Directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, following the Share Exchange.

DESCRIPTION OF BUSINESS

Immediately following the Share Exchange, the businesses of HWGG became our businesses. HWGG is engaged in in travel agency and information technology services, junket operating services and developing and investing in real estate property.

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Overview

We are a business conglomerate located in Malaysia. Our principal business is to promote travel and entertainment through an online business model by offering a membership program to individuals who seek travel planning, entertainment, exclusive discounts and awards (“Exclusive Travel Membership”), junket operating services and property investment and development.

We believe we will grow to become one of Malaysia’s largest premium market membership database owners by promoting our Exclusive Travel Membership and diversified travel packages, products and services. Through our partnerships with leading travel and entertainment companies within the local travel industry, we provide our members with exclusive offers to destinations across the world, discounts, and special perks when traveling as a member of our Exclusive Travel Membership.

In connection to our Exclusive Travel Membership, we also provide junket operating services by promoting premium market players to our partner’s resorts and cruise lines. We currently have an agreement to operate as a licensed junket operator for Genting Malaysia Berhad, a Malaysian public company involved in the leisure and hospitality business covering theme parks, gaming, hotels, seaside resorts and entertainment for over fifty years throughout Asia, and Genting Hong Kong Limited, a Hong-Kong based investment holding company principally engaged in cruise businesses. We intend to utilize our travel and information services, customer service and key relationships with resort and cruise partners to further identify and develop new opportunities to capitalize from Asia’s growing travel and entertainment industry.

We also are involved in both residential and commercial property investment and development. Since 2006, our main business activity has been property investment and we have since invested in a condominium in Kuala Lumpur, Malaysia and currently this is the main source of income for us. Currently we are in discussion with a developer on a piece of commercial land located in the heart and in a golden triangle of Kuala Lumpur, Malaysia. The plan is to build 600 units of Small Office/Home Office (SOHO), approximately 40 story and with an estimate gross development value of no less than $100 million.

History

As described above, we were incorporated in Nevada as Computron, Inc. on August 22, 2014. Our original business was to engage in computer support services. In connection with the Share Exchange, our Board determined to discontinue operations in this area and to seek the new business opportunity prescribed by the acquisition of HWGG. As a result of the Share Exchange, we have acquired the business of HWGG.

On September 2, 1985, HWGG was incorporated under the laws of Malaysia as a private company limited by shares with the name “Ho Wah Genting Holdings SDN. BHD” for the purpose of functioning as a holding company to obtain ownership interests in Malaysian businesses across various industries. Throughout the years, we have expanded our business operations and undergone multiple name changes and restructuring to fit our evolving business objectives. First on February 17, 1989, the company changed its name to “Ho Wah Genting Group (M) SDN. BHD.” On October 2, 1990, the company changed its name to “Ho Wah Genting Group SDN. BHD.” On December 22, 1990 its name was changed to “Ho Wah Genting Group Berhad” and was converted to a public company limited by shares. Lastly, on January 18, 1995, the company converted back into a private company limited by shares and changed its name to “Ho Wah Genting Group Sdn. Bhd.”

From 1985 to 2005, HWGG was involved in wire and cable, taxi, travel agent and tour bus charterers and general insurance agent services. In August 2006, HWGG shifted its operations to primarily focus on commercial and residential property investment by purchasing a condominium in Kuala Lumpur, Malaysia and renting it out for revenue.

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In 2015, the Company entered the travel agency and information technology services business by launching the Exclusive Travel Membership program in Malaysia.

On June 25, 2015, the Company acquired 51% of the outstanding equity of Beedo SDN BHD, a Malaysian corporation (“Beedo”) that specializes in information technology services. On August 12, 2016, the Company sold its shares of Beedo to our president, for the consideration of $118,881 (RM 510,000).

On April 1, 2016, we entered into the Travel and Junket Service Contract with our partner, Ho Wah Genting Holiday SDH BHD, a Malaysian corporation (“HWGH”), pursuant to which HWGH shall render tour agency services and prepare tour packages, hotel bookings, and transportation arrangements to offer HWGG’s members and customers. Through this partnership, our members are able to enjoy exclusive discounted travel packages, entertainment rebates and rewards as we are able to develop and strengthen our relationships with our resort and cruise line partners and their affiliates. Pursuant to the Travel and Junket Service Contract, HWGH agreed to share 50% of the commission earned through certain junket operations with HWGG.

In September 2016, we were approved to be a registered junket operator and local group casino rebate programme for Genting Malaysia Berhad’s casinos in Peninsular Malaysia and an approved junket operator for Genting Hong Kong Limited’s entire Star Cruises Fleet and Resorts World Manila.

Our authorized capital stock currently consists of 1,500,000,000 shares of Common Stock, par value $0.0001. Our Common Stock is quoted on the OTC Markets (OTCQB) under the symbol “CMPT,” which will change to “HWGG” on November 8, 2016.

Our principal executive office is located at Wisma Ho Wah Genting, No. 35, Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia. Our telephone number is + 603-21416422. Our website address is www.hwgg.com.my.

Our Products and Services

Exclusive Travel Membership

According to the World Travel and Tourism Council, travel and tourism generated $7.6 trillion (USD) and 277 million jobs for the global economy in 2014. In that same year, the World Travel and Tourism Council also noted that international tourist arrivals also surged, reaching nearly 1.14 billion, 46% of which were visitors from emerging economies (up from 38% in 2000).

Through our Exclusive Travel Membership, we intend to tap the travel and tourism industry, particularly through Asia’s emerging markets. We have a premium market database via subscription to our Exclusive Travel Membership program. We currently provide service arrangements to our partners’ exclusive entertainment lounges located in Malaysia, Singapore, Philippines, and China. Through the growth of our membership, we believe we will gain better negotiation power for the best travel deals for our members, enhancing our unique selling points, products and services that we offer our customers.

Our membership offers users the ability to purchase discounted deals for travel packages, some of which are exclusive to the company due to our partnership with our brand partners. We offer our members discount rewards up to 14.4% per annum based on members redemption points. Our members can exercise their membership benefits through their own mobile phone or computer through their own live online account.

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Although, we initially intend to primarily offer and sell products related to travel, entertainment and lifestyle, we are not limited to those areas and may sell unrelated products and services as long as these products and services will benefit our members and customers in a manner consistent with our objectives and mission.

Exclusive Travel Membership Structure

To become a member, a person can purchase a member package from our website or mobile application or walk-in to our sales office. Member packages include products and points that carry a value that approximates the package price. Each member package is available in English and Chinese and typically includes booklets describing us, our compensation plan and rules of member conduct, various training and promotional materials, member applications and a product and services catalog. The price of a member package varies by package type and provides a low cost entry for incoming members. Since June 19, 2015 we have four categories of member packages as follows:

•	Holiday Card Member
•	Classic Card Member
•	Gold Card Member
•	Black Card Member

The Holiday Card Member package is our entry based package and is designed for members that wish to try or test our products and services. There is no annual fee. Holiday Card members will have access to our Local and International Membership Subscription, value travel packages and accommodation booking services.

The Classic Card Member package is our mid-level entry package and is designed for members that wish to earn extra benefits in addition to those available under our Holiday Card Member package. It requires a yearly subscription payment of US$8,000, for our International Membership Subscription, or RM 20,000 for our Local Membership Subscription. It provides members up to 12% discount rewards per annum and access to our entertainment services, air ticket purchase services, value travel packages and accommodation booking services.

The Gold Card Member package is our advanced entry-level package. This package provides members up to 13.2% discount rewards per annum and access to our travel arrangement services, entertainment services, air ticket purchase services, value travel packages and accommodation booking services. It requires a yearly subscription payment of US$16,000 for our International Subscription or RM 50,000 for our Local Membership Subscription.

The Black Card Member package is our professional entry-level package. It requires a yearly subscription payment of US$32,000 for International Membership Subscription or RM 100,000 for our Local Membership Subscription. It provides members up to 14.4% discount rewards per annum and access to our travel arrangement services, entertainment services, air ticket purchase services, value travel packages and accommodation booking services.

Members’ subscription amount will be converted into member redemption points (“MRP”) on an equivalent basis. MRPs can be utilized to purchase products and services via our partnering company HWGH. Discount rewards will be calculated based on month end point balance and rewarded based on month end MRP balance. Discount rewards can be exchanged for entertainment vouchers at selected destinations. All of our membership options terminate after twelve (12) months.

Exclusive Travel Membership Member Base

Since launching our membership program in Malaysia in 2015, we have generated positive results. With minimal promotion, we have generated 130 active members as of June 30, 2016. We plan to expand our member base by venturing into other Asian countries, including Singapore, Hong Kong, Taiwan, and most importantly China. China comprises Asia’s largest market when it comes to sourcing of membership databases due to its large population and spending power. As our strategic partners’ resorts and fleet of cruises expands its locations and itineraries in China, we believe that China will be one of the largest markets contributing to our Company’s revenue.

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Country	Membership Card	Members
Malaysia	Black	33
	Gold	23
	Classic	51
	Holiday Card	21
Singapore	Black	1
	Gold	0
	Classic	1
	TOTAL	130

People purchase our membership packages for a number of reasons, including the type of discount rewards that we provide, our high quality services, redemption points and a mixture of packages that include travel and entertainment rewards. While sales within our local markets may fluctuate due to economic, market and regulatory conditions, competitive pressures, political and social instability or for Company-specific reasons, we believe that our intended geographic diversity will help mitigate our exposure to any one particular market.

Junket Operator

In connection with our Exclusive Travel Membership program, our members may exchange their subscription points for junket services at selected destinations offered by our strategic partners.

We intend to increase our revenue through our junket operator business. According to the Statistic Portal, in 2012 the global casino gaming market was projected to have a volume of $131.35 billion (USD). Based on Business Wire News, Asia comprises sixty percent of the world population and is home to many of the world’s top ten biggest casinos by gambling revenue, which are located in Macau and Singapore. As our partners, mainly cruises, increase their offers and products throughout Asia, we anticipate that our junket operation business can tap into the market by offering packages to these venues.

Junket operators depend on the players’ interest in gambling. The more the players play the higher the commission the junket operator earns. There are four key parties involved in the junket VIP gaming cycle, including the casinos, junkets, agents and the players. Casinos provide the gaming facility and the dealers, while junkets are responsible for filling up the VIP gaming rooms with players from across the region. Credit and commissions are given to the junkets for bringing in VIP players.

HWGG, individually and jointly with HWGH, have been approved to be junket operators in major resorts and cruise lines in Asia, through their partnership with Genting Hong Kong Limited and Genting Malaysia Berhad. To date, HWGG is an approved junket operator for Genting Malaysia Berhad’s casino in Peninsular Malaysia and Genting Hong Kong Limited’s entire Star Cruises Fleet and Resorts World Manila. HWGG earns an average of 1.5% - 1.0% for the rolling activities of our players. We anticipate this to be a significant contributor to HWGG’s future revenue as we are constantly developing unique packages and products such as our Exclusive Travel Membership to attract players and members from the biggest market of all: Asia.

We believe in our strategic partners’ visions of not only promoting the gaming industry but also providing leisure for families such as entertainment parks, shopping malls and concerts. We believe this diverse approach of our strategic partners will help attract not only the premium market players but also satisfy the mass market as well.

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Property Development

From 2006 to 2015, our principal business activities involved property investment for commercial and residential real estate properties located in Malaysia, primarily in Kuala Lumpur. Throughout the years, we have been approached by property developers and investors requesting that we study property projects in Malaysia. Our portfolio currently consists of a condominium in Kuala Lumpur, Malaysia which generates rental income for us. We may sell or purchase further properties, if opportunities arise that we believe will maximize our overall asset values.

According to local news sources in Malaysia, Malaysia’s property market has softened considerably in 2015 due to cooling measures implemented by its government including stricter and more stringent loan requirements. According to a report published by Malaysia’s Real Estate and Housing Developers Association, loan rejection rates have been reported to be as high as 70%, negatively impacting the country’s property market. A Goods and Services Tax (“GST”) was implemented across the board on April 1, 2015, and property transactions in the first quarter of the year fell by 4.6%, from 92,900 for the same period in 2014. New property prices are estimated to have increased by 3.97% due to higher material costs. While Malaysia’s property market has achieved relative stability compared with the bull run of recent years, it is perceived that this is largely due to the economic situation in the country and not due to the implementation of GST. Domestic buyers are increasingly unable to enter the property market at affordable levels which has resulted in market stagnation in certain regions of Malaysia. The Ringgit Malaysia fell at a 16-year low has caused the property investment market to subdue due to market uncertainties.

Notwithstanding these measures, we expect the housing market to remain resilient and sustainable in the near future. According to an article published by Asean Today, properties in Malaysia will hit a peak by year 2020. Surveys conducted by local reputable firms specializing in analyzing Malaysian investment behavior, noted that Malaysians prefer to invest in property due to higher yields on rental, good appreciation, retirement plan, for better environment and for affordable pricing. Our management believes that foreign investors actually favor Malaysian property due to Malaysia’s modern and sophisticated infrastructure that is being further enhanced by government initiatives to facilitate foreign investment in Malaysia, including tax incentives and easing of laws governing foreign ownership of property. We believe that the property cycle has or will be reaching its bottom line soon and the cycle will turn within these few years. With the support from the Malaysia government, overseas investors, particularly investors from China, have started to invest in properties and infrastructure in Malaysia. On top of that, even with a slowdown in property transaction, the price of the properties does not drop much (most of the properties either go up in price or remain unchanged) yet it remains attractive to foreign buyer due to weaker ringgit (which mean the properties in Malaysia are relatively cheap to foreign investors). All this information provides assurance to us that the property sector in Malaysia remains solid and that the best time to catch the cycle is to start now. We also believe that by remaining in the property investment industry, we will capture this market by building our brand name.

We have engaged project managers to look into enhancing this business sector and are currently in the early state of exploring and planning our next property investment project.

Distribution Channels

We will primarily operate by utilizing e-commerce and person-to-person marketing to promote and sell our Exclusive Travel Membership, travel packages and services. These marketing efforts will be supported by various mediums, including the Internet, word of mouth and promotional events. We believe our distribution channel will be an effective vehicle to distribute our products and services because:

•	Our e-commerce distribution channel will allow us to reach out to a larger audience;

•	our person-to-person marketing channel allows us to educate consumers about our packages and services face-to-face, which we believe is more effective for differentiating our products and services than using traditional mass-media advertising;

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•	our distribution channel provides a sense of excitement and enjoyment to our members which motivates them to promote our packages and services;

•	our distribution channel allows our customers to provide personal testimonials of packages and service offerings; and

•	as compared to other distribution methods, we work closely with our partners ensuring only the excellent quality services and packages are offer to our customers.

The manner in which we operate our distribution channel can vary from market to market based on regulatory and socio-economic conditions. While our person-to-person marketing philosophy remains consistent globally, various aspects of our business may differ from market-to-market, including packages mix and pricing and branding.

Our distribution channel is composed of individuals who buy our packages primarily for personal or family consumption. Our strategy for growing our consumer group is to offer high-quality travelling and entertainment packages and services, innovative first of its kind artistic and futuristic mix property development that provide demonstrable benefits.

Intellectual Property

At the present we do not have any patents or trademarks.

Our Strategy

We intend to continue to promote our Exclusive Travel Membership packages and services throughout Asia, as well as explore future junket operation engagements and real estate development projects.

We have set-up short term and long term plans as follows:

Short term plans

For the next 12 months, the Company will prioritize promotion of our Exclusive Travel Membership and junket operation in Asia as the main source of income. The Company also continues to review project proposals for its property investment business sector.

With the Exclusive Travel Membership and junket operations, our expansion plan will be conducted simultaneously throughout Malaysia.

To ensure that our Exclusive Travel Membership and junket operation services become known throughout Asia, we will release and promote information through word of mouth, promotion and organizing events to further increase our brand recognition. Since the Company has been promoting travel and entertainment of our partner’s resorts and cruises, any promotion held by these entities is an indirect promotion for the Company. We believe this is a significant advantage for the Company for our products market exposure.

For the next 12 months, we intend to acquire membership subscriptions from Asian countries in accordance with membership sales forecasts as follows:

•	China	$50,000,000
•	Malaysia	$5,000,000
•	Singapore	$5,000,000
•	Hong Kong	$5,000,000
•	Taiwan	$3,000,000
•	Thailand	$3,000,000
•	Other South East Asian Countries	$3,000,000

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Long term plans

Our long term plan is to expand our travel and entertainment and junket operation business throughout Asia and to the United States, particularly in Las Vegas, Nevada. To achieve this, we will continue to make improvements on our Exclusive Travel Membership system and network of VIP players and receive feedback from our members and strategic partners. However, we will need to conduct further research and studies to better understand the travel and tourism business and junket operator requirements in those areas before doing so.

Additionally, we plan to create an online gaming platform to enhance our membership services. The global online gambling market is expected to grow at a rate of up to 11% from 2016 to 2020, according to Technavio’s report as released in late 2015. The American Gaming Association says the online gambling market is currently valued at approximately US $37 billion annually, and 85 countries have chosen to legalize Internet gambling. With regard to the United States, only a few states have permitted online casino gambling to date, including Nevada, New Jersey and Delaware. A significant share of global online gambling revenue comes from Europe. According to the European Commission, the online gambling market is about $15 billion per year, and it is growing at a rate of approximately 15% on an annual basis. We believe that the online gambling sector is an industry that can contribute significantly to our revenue and further enhance our shareholder value.

Another long term plan is to set up an investment fund. Our management team is currently working with a few investment firms to form connections in order to further contribute to our revenue.

Our management has experience in the Hong Kong, Malaysia and US markets. Our management has previously helped raise funds for these listed companies to be used as working capital and other corporate exercise matters, including mergers and acquisitions. Our management has also conducted due diligence for more than 10 different types of industries (mining, construction, properties, manufacturing, food and beverage, trading, beauty products, furniture products and others) for potential investment purposes.

We intend to work with reputable partners to invest in securities and other permitted assets to generate an additional revenue stream and increase profit for our shareholders. One of the asset classes that we are looking into are approved pre-IPO listing shares in the Stock Exchange of Hong Kong. With the experience of our management team, we believe that this business model is a viable and profitable one, enhancing our value over time.

Governmental Regulation

We are subject to federal, state and local laws and regulations applied to businesses in general. We believe that we comply with the requirements in Malaysia for any licenses or approvals to pursue our proposed business plan. In locations where we operate, the applicable laws and regulations are subject to amendment or interpretation by regulatory authorities. Generally, such authorities are vested with relatively broad discretion to grant, renew and revoke licensee and approvals, and to implement regulations. Possible sanctions which may be imposed include the suspension of individual employees, limitations on engaging in a particular business for specific periods of time, revocation of licenses, censures, redress to customers and fines. We believe that we are in conformity with all applicable laws in all relevant jurisdictions. We may be prevented from operating if our activities are not in compliance with domestic Malaysian regulations.

In addition, we may be subject to various laws and regulations globally, particularly with respect to our travel and entertainment segment of our business. Many countries have either implemented new laws or made revisions to existing laws on travel and entertainment, particularly in the gaming industry, in the last decade. We may be prevented from operating if our activities are not in compliance with certain foreign regulations and must take action to comply with such relevant laws and regulations.

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As a junket operator, we may deal with significant amounts of cash in our operations and may be subject to various reporting and anti-money laundering regulations. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted which could adversely affect our operating results.

Our real estate investments are subject to extensive local, city, county and state rules and regulations regarding permitting, zoning, subdivision, utilities and water quality as well as federal rules and regulations regarding air and water quality and protection of endangered species and their habitats. Such regulation may delay future plans of development of our current and future properties and result in higher than anticipated developmental and administrative costs.

Competition and Competitive Strengths

We believe that while we currently may have disadvantages in the travel and entertainment market, the growth of this market will allow us to earn additional market share if we can maintain reliable, responsive, and quality service to our Exclusive Travel Membership members and partners.

We intend to use our expertise in the Asian markets and a user-friendly website to compete with the major competitors in this field. We will compete on the basis of ease of use, pricing and customer preference. Many of our competitors are well established, substantially larger and have substantially greater market recognition, greater resources and broader capabilities than we have. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by the registrant may have a material adverse effect on our business, prospects, financial condition and results of operations.

Junket operation is a niche market, competition is not high, however, it requires a substantial network of high-roller tourists in order to attract VIP players. By providing discount rewards, high quality services and with the continuously growing network that our senior management has, we believe that we are able to pull the necessary VIP players.

In the case of our property development business, we may not be able to compete with the big companies at our current stage. Our competitors may have larger financial capacities, greater resource availability, and more diversification in terms of their property portfolios and experience.  Our competitive strategies will focus on the following key areas: lease and sales strategy, target local market (mostly mid income earner), target foreign market (partly mid income earner and partly high income earner) and strategize location with a reasonable pricing.

As a company, we believe that focusing on providing excellent services and understanding the needs of the customer and market is the key to success, to achieve this we will work very closely with our travel and entertainment, junket operations and real estate development partners. As technology keeps improving with innovative ideas, so must our services and technologies. We intend to continue to invest in our technologies in order to expand our business not only in Malaysia but also to reach the customers around the world.

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Employees

We currently have 7 full time employees, all of which are located in Malaysia. None of our employees are members of any labor union, and we have never experienced any business interruption as a result of any labor disputes.

Description of Properties

Our principal executive office is currently located at Wisma Ho Wah Genting, No. 35, Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia, where the Company leases approximately 800 square feet free of charge from Ho Wah Genting Berhad, a public Malaysian corporation (“HWGB”). Two sons of Dato Lim Hui Boon, our president, are directors of HWGB. In addition, Dato Lim Hui Boon is the Group President and shareholder of HWGB. We do not have a separate contract with HWGB for our office space. We believe our facilities are adequate for our current needs.

We own the real property Endah Puri Condominium located at A-19-02, Jalan 3/149E, Bandar Baru Sri Petaling, 57000 Kuala Lumpur, Malaysia. The property is currently rented out with a monthly rental of RM 2,000 (approximately US$ 480.00).

WHERE YOU CAN FIND MORE INFORMATION

The registrant is subject to the requirements of the Exchange Act, and files reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at its Public Reference Room, located at 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.  In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC also maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

RISK FACTORS

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, we are not required to provide information required by this Item.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this Report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

As a result of the Share Exchange and the change in business and operations of the Company, from engaging in the business of computer support services to the business of (1) promoting travel and entertainment through the e-commerce business model by offering a unique membership program that offers its members exclusive travel discounts and rebates, (2) providing junket operator services and (3) developing and investing in real property, a discussion of the past financial results of Ho Wah Genting Group Limited is not pertinent, and under generally accepted accounting principles in the United States the historical financial results of HWGG, the accounting acquirers, prior to the Share Exchange are considered the historical financial results of the Company.

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The following discussion highlights HWGG’s results of operations and the principal factors that have affected its financial condition as well as its liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the financial condition and results of operations presented herein. The following discussion and analysis is based on HWGG’s audited and unaudited financial statements contained in this Report, which have been prepared in accordance with generally accepted accounting principles in the United States. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited consolidated financial statements for the fiscal years ended December 31, 2015 and 2014, and the unaudited consolidated financial statements for the three and six month periods ended June 30, 2016 and 2015, include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the consolidated results of operations for such periods have been included in these audited consolidated financial statements. All such adjustments are of a normal recurring nature.

Overview

Results of Operations

The following discussion should be read in conjunction with the consolidated financial statements of HWGG for the three-month period and six-month periods ended June 30, 2016 and 2015, the fiscal years ended December 31, 2015 and 2014 and the related notes thereto.

Three-month period ended June 30, 2016 compared to three-month period ended June 30, 2015

Revenue

We have recognized revenue of $71,297 and $1,641 for the three months ended June 30, 2016 and 2015, respectively, with an increase of $69,656, or approximately 4,245%. The increase for the three months ended June 30, 2016 was due to the acquisition of the subsidiary company, Beedo, which provided a large portion of revenue to our existing business.

Cost of Sales

Cost of sales for the three months ended June 30, 2016 was $6,367, compared to $0 for the three months ended June 30, 2015, an increase of $6,367. Since Beedo, which contributed the major business operation, was not yet acquired until June 25, 2015. There was no cost of sales incurred in prior periods.

Gross Profit

Gross profit was $64,930 for the three months ended June 30, 2016, compared to $1,641 for the three months ended June 30, 2015, an increase of $63,289, or 3,857%. The increase was in line with the increase in revenue, attributable to the acquisition of Beedo.

Operating Expenses

For the three months ended June 30, 2016, we incurred total operating expenses in the amount of $127,815. For the three months ended June 30, 2015, we incurred total operating expenses in the amount of $36,352. Operating expenses increased by $91,463, or 252%, which was mainly due to the increase in discount rewards by $36,740, commission payables by $20,373 and employee salaries by $15,805, due to the increase in our customer base.

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Six-month period ended June, 2016 compared to six-month period ended June 30, 2015

Revenue

We have recognized revenue of $118,625 and $3,296 for the six months ended June 30, 2016 and 2015, with an increase of $115,329, or approximately 3,499%.The increase for the six months ended June 30, 2016 was due to the acquisition of the subsidiary company, Beedo which provided a large portion of revenue.

Cost of Sales

Cost of sales for the six months ended June 30, 2016 was $12,458, compared to $0 for the six months ended June 30, 2015, an increase of $12,458 principally attributable to our acquisition of Beedo on June 25, 2015.

Gross Profit

Gross profit was $106,167 for the six months ended June 30, 2016, compared to $3,296 for the six months ended June 30, 2015, an increase of $102,871, or 3,121%. The increase was in line with the increase in revenue, which was also due to the acquisition of Beedo.

Operating Expenses

For the six months ended June 30, 2016, we incurred total operating expenses in the amount of $258,324. For the six months ended June 30, 2015, we incurred total operating expenses in the amount of $42,033. The operating expenses increased by $216,291, or 515%, which was mainly due to the increase in discount rewards by $63,082, employee salaries by $33,085, and commission payables by $24,327, due to the increase in customer base.

For the year ended December 31, 2015 compared to December 31, 2014

Revenue

We recognized revenue of $35,019 and $7,340 for the year ended December 31, 2015 and 2014 respectively. The increase for the year ended December 31, 2015 was due to the acquisition of the subsidiary company, Beedo which generated revenue from its information services operations.

Cost of Sales

Cost of sales for the year ended December 31, 2015 was $10,194, compared to $0 for the year ended December 31, 2014. Since Beedo, which contributed the major business operations of the Company, was not acquired until June 25, 2015. There was no cost of sales incurred in prior periods.

Gross Profit

Gross profit was $24,825 for the year ended December 31, 2015, compared to $7,340 for the year ended December 31, 2014, an increase of $17,485, or 238%. The increase was attributable the increase in revenue due to the acquisition of the subsidiary company.

Operating Expenses

For the year ended December 31, 2015, the total operating expenses was $215,795, compared to $6,301 for the year ended December 31, 2014. The operating expenses increased by $209,494, or 3,325%, which mainly caused by the increase in salaries by $24,418, discount rewards by $40,571, and commission payables by $36,174, due to the increase in customer base.

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Liquidity and Capital Resources

As of June 30, 2016, we had a cash balance of $282,257. During the six months ended June 30, 2016, net cash used in operating activities totaled $212,241. Net cash used in investing activities totaled $29,071. Net cash used in financing activities during the period totaled $8,754. The resulting change in cash for the period was a decrease of $189,650, which was primarily due to cash advance from a related party and director. As of June 30, 2015, we had a cash balance of $526,368. During the six months ended June 30, 2015, net cash provided by operating activities totaled $690,147. Net cash used in investing activities totaled $1,895. Net cash used in financing activities during the period totaled $45,739. The resulting change in cash for the period was an increase of $520,251, which was primarily due to cash in from other payables.

As of December 31, 2015, we had a cash balance of $471,907. During the year ended December 31, 2015, net cash provided by operating activities totaled $528,854. Net cash used in investing activities totaled $68,720. Net cash provided by financing activities during the period totaled $92,963. The resulting change in cash for the period was an increase of $465,790, which was primarily due to the increase of other payables. Compare to December 31, 2014, we had a cash balance of $6,117. During the year ended December 31, 2014, net cash used in operating activities totaled $155,367. Net cash provided by investing activities totaled $156,932. No cash was generated from financing activities. The resulting change in cash for the period was an increase of $1,143, which was primarily due to the revocation of property, plant and equipment, which was offset by the decrease in other payables and accruals.

As of June 30, 2016, we had current liabilities of $1,828,758, which was comprised of other payables and accruals of $1,820,513, and amount due to director of $8,245.

As of December 31, 2015, we had current liabilities of $914,677, which was comprised of other payables and accrual of $906,941 and amounts due to directors of $7,736.

As of December 31, 2014, we had current liabilities of $648, which was comprised of the other payables and accrual of $648.

We had net assets of $383,771, $501,492 and $669,245 as of June 30, 2016, December 31, 2015 and December 31, 2014, respectively.

Beedo SDN BHD (“Beedo”)

The Company acquired a majority ownership interest in Beedo on June 25, 2015. Beedo had no income or expenses during the period from June 25, 2015 to June 30, 2015. On August 12, 2016, the Company transferred its shares of Beedo to its related party, Dato’ Lim Hui Boon, for the consideration of $126,708 (RM 510,000).

Off-Balance Sheet Arrangements

We have no “off-balance sheet arrangements” (as the term is defined in Item 303(a)(4)(ii) of Regulation S-K) including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Critical Accounting Policies and Estimates

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

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Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of June 30, 2016, December 31, 2015and December 31, 2014.

Revenue Recognition

The Company provides rental and information technology services to customers. Lease revenue is recognized using the straight-line method in accordance with ASC Topic 970-605, “Real Estate-General-Revenue Recognition” (“ASC Topic 970-605”). Revenue from the provision of information technology services is recognized when (a) there is persuasive evidence that an arrangement exists, (b) delivery has occurred, (c) the vendor’s fee is fixed or determinable and (d) collectability is probable in accordance with ASC Topic 95-605, “Software-Revenue Recognition” (“ASC 985-605”).

Recent Accounting Pronouncements

The FASB has issued Accounting Standards Update (ASU) No. 2015-01, Income Statement - Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items.

The FASB issued this ASU as part of its initiative to reduce complexity in accounting standards. The objective of the simplification initiative is to identify, evaluate, and improve areas of U.S. GAAP for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to the users of financial statements.

This ASU eliminates from U.S. GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement - Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. Presently, an event or transaction is presumed to be an ordinary and usual activity of the reporting entity unless evidence clearly supports its classification as an extraordinary item.

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If an event or transaction meets the criteria for extraordinary classification, an entity is required to segregate the extraordinary item from the results of ordinary operations and show the item separately in the income statement, net of tax, after income from continuing operations. The entity also is required to disclose applicable income taxes and either present or disclose earnings-per-share data applicable to the extraordinary item.

The FASB heard from stakeholders that the concept of extraordinary items causes uncertainty because it is unclear when an item should be considered both unusual and infrequent. Additionally, some stakeholders said that although users find information about unusual or infrequent events and transactions useful, they do not find the extraordinary item classification and presentation necessary to identify those events and transactions. Other stakeholders noted that it is extremely rare in current practice for a transaction or event to meet the requirements to be presented as an extraordinary item.

This ASU will also align more closely U.S. GAAP income statement presentation guidance with IAS 1, Presentation of Financial Statements, which prohibits the presentation and disclosure of extraordinary items.

The amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities.

The FASB has issued an Accounting Standards Update (ASU) No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions).

The ASU focuses on the consolidation evaluation for reporting organizations (public and private companies and not-for-profit organizations) that are required to evaluate whether they should consolidate certain legal entities.

In addition to reducing the number of consolidation models from four to two, the new standard simplifies the FASB Accounting Standards Codification™ and improves current GAAP by:

-Placing more emphasis on risk of loss when determining a controlling financial interest. A reporting organization may no longer have to consolidate a legal entity in certain circumstances based solely on its fee arrangement, when certain criteria are met.

-Reducing the frequency of the application of related-party guidance when determining a controlling financial interest in a variable interest entity (VIE).

-Changing consolidation conclusions for public and private companies in several industries that typically make use of limited partnerships or VIEs.

The ASU will be effective for periods beginning after December 15, 2015, for public companies. For private companies and not-for-profit organizations, the ASU will be effective for annual periods beginning after December 15, 2016; and for interim periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in an interim period.

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The FASB has issued Accounting Standards Update No. 2015-05, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement. Existing GAAP does not include explicit guidance about a customer’s accounting for fees paid in a cloud computing arrangement. Examples of cloud computing arrangements include: (a) software as a service; (b) platform as a service; (c) infrastructure as a service; and (d) other similar hosting arrangements.

The amendments add guidance to Subtopic 350-40, Intangibles - Goodwill and Other - Internal-Use Software, which will help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement. The guidance already exists in the FASB Accounting Standards Codification™ in paragraphs 985-605-55-121 through 55-123, but it is included in a Subtopic applied by cloud service providers to determine whether an arrangement includes the sale or license of software.

The amendments provide guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The amendments do not change the accounting for a customer’s accounting for service contracts. As a result of the amendments, all software licenses within the scope of Subtopic 350-40 will be accounted for consistent with other licenses of intangible assets.

For public business entities, the amendments will be effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. For all other entities, the amendments will be effective for annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 15, 2016. Early adoption is permitted for all entities.

An entity can elect to adopt the amendments either: (1) prospectively to all arrangements entered into or materially modified after the effective date; or (2) retrospectively. For prospective transition, the only disclosure requirements at transition are the nature of and reason for the change in accounting principle, the transition method, and a qualitative description of the financial statement line items affected by the change. For retrospective transition, the disclosure requirements at transition include the requirements for prospective transition and quantitative information about the effects of the accounting change.

The FASB has issued ASU No. 2015-06, Earnings Per Share (Topic 260): Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions (a consensus of the FASB Emerging Issues Task Force). The amendments apply to master limited partnerships subject to the Master Limited Partnerships Subsections of Topic 260, Earnings per Share, which receive net assets through a dropdown transaction.

The amendments specify that for purposes of calculating historical earnings per unit under the two-class method, the earnings (losses) of a transferred business before the date of a dropdown transaction should be allocated entirely to the general partner. In that circumstance, the previously reported earnings per unit of the limited partners (which is typically the earnings per unit measure presented in the financial statements) would not change as a result of the dropdown transaction. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs for purposes of computing earnings per unit under the two-class method also are required.

Current GAAP does not contain guidance for master limited partnerships that specifies how historical earnings per unit should be affected when a dropdown transaction occurs that is accounted for as a transaction between entities under common control.

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The amendments are effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted. The amendments should be applied retrospectively for all financial statements presented.

The FASB has issued Accounting Standards Update 2015-07, Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). The amendments apply to reporting entities that elect to measure the fair value of an investment using the net asset value per share (or its equivalent) practical expedient.

Topic 820, Fair Value Measurement, permits a reporting entity, as a practical expedient, to measure the fair value of certain investments using the net asset value per share of the investment. Currently, investments valued using the practical expedient are categorized within the fair value hierarchy on the basis of whether the investment is redeemable with the investee at net asset value on the measurement date, never redeemable with the investee at net asset value, or redeemable with the investee at net asset value at a future date. For investments that are redeemable with the investee at a future date, a reporting entity must consider the length of time until those investments become redeemable to determine the classification within the fair value hierarchy.

The amendments remove the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient. The amendments also remove the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the net asset value per share practical expedient. Rather, those disclosures are limited to investments for which the entity has elected to measure the fair value using that practical expedient.

The amendments are effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. A reporting entity should apply the amendments retrospectively to all periods presented. The retrospective approach requires that an investment for which fair value is measured using the net asset value per share practical expedient be removed from the fair value hierarchy in all periods presented in an entity’s financial statements. Earlier application is permitted.

The FASB has issued Accounting Standards Update (ASU) No. 2015-10, Technical Corrections and Improvements. The amendments cover a wide range of Topics in the FASB Accounting Standards Codification™ (Codification). The amendments generally fall into one of the types of amendments listed below.

1. Amendments Related to Differences between Original Guidance and the Codification. These amendments arose because of differences between original guidance (e.g., FASB Statements, EITF Issues, and so forth) and the Codification. These amendments principally carry forward pre-Codification guidance or subsequent amendments into the Codification. Many times, either the writing style or phrasing of the original guidance did not directly translate into the Codification format and style. As a result, the meaning of the guidance might have been unintentionally altered. Alternatively, amendments in this section may relate to guidance that was codified without some text, references, or phrasing that, upon review, was deemed important to the guidance.

2. Guidance Clarification and Reference Corrections. These amendments provide clarification through updating wording, correcting references, or a combination of both. In most cases, the feedback suggested that, without these enhancements, guidance may be misapplied or misinterpreted.

3. Simplification. These amendments streamline or simplify the Codification through minor structural changes to headings or minor editing of text to improve the usefulness and understandability of the Codification.

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4. Minor Improvements. These amendments improve the guidance and are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities.

The amendments represent changes to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. In addition, some of the amendments will make the Codification easier to understand and easier to apply by eliminating inconsistencies, providing needed clarifications, and improving the presentation of guidance in the Codification.

Transition guidance varies based on the amendments. The amendments that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon issuance.

The FASB has issued Accounting Standards Update (ASU) No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU 2014-09. The FASB has issued Accounting Standards Update (ASU) No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU 2014-09.

The FASB has issued Accounting Standards Update (ASU) No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments. To simplify the accounting for adjustments made to provisional amounts recognized in a business combination, the amendments eliminate the requirement to retrospectively account for those adjustments.

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U.S. GAAP currently requires that during the measurement period, the acquirer retrospectively adjust the provisional amounts recognized at the acquisition date with a corresponding adjustment to goodwill. Those adjustments are required when new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts initially recognized or would have resulted in the recognition of additional assets or liabilities. The acquirer also must revise comparative information for prior periods presented in financial statements as needed, including revising depreciation, amortization, or other income effects as a result of changes made to provisional amounts.

The amendments require that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The amendments require that the acquirer record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date.

The amendments require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date.

For public business entities, the amendments are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments should be applied prospectively to adjustments to provisional amounts that occur after the effective date with earlier application permitted for financial statements that have not been issued.

The only disclosures required at transition should be the nature of and reason for the change in accounting principle. An entity should disclose that information in the first annual period of adoption and in the interim periods within the first annual period if there is a measurement-period adjustment during the first annual period in which the changes are effective.

The FASB has issued Accounting Standards Update (ASU) No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which changes how deferred taxes are classified on organizations’ balance sheets.

The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent.

The amendments apply to all organizations that present a classified balance sheet. For public companies, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, not-for-profit organizations, and employee benefit plans, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our Common Stock indicated as beneficially owned by them.

Pre-Share Exchange

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of November 4, 2016, prior to the Share Exchange, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, the persons named in the table below had sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class (1)
David Breier 1 East Bedell Street, Freeport, NY 11520	5,000,000 shares (direct)	97.27%

All directors and executive officers as a group (1 person)	5,000,000	97.27%

(1)         Applicable percentage ownership is based on 5,140,319 shares of Common Stock outstanding as of November 4, 2016.

Post-Share Exchange

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of November 4, 2016, after the Share Exchange, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only class of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. Other than the Share Exchange, to our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o Ho Wah Genting Group Limited Wisma Ho Wah Genting, No. 35, Jalan Maharajalela, 50150 W2 Kuala Lumpur, Malaysia.

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Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class (1)

Directors and Executive Officers
Dato Lim Hui Boon	50,400	7.2%
Leong Yee Ming	5,600	0.8%
Lim Chin Hoo	504,000	72.0%
Ong Kooi Tatt	0	* %
David Breier (2)	0	* %

All directors and executive officers as a group (5 persons)	560,000	80.0%

* Less than 1%

(1) Applicable percentage ownership is based on 700,319 shares of Common Stock outstanding immediately after the Share Exchange.

(2) David Breier resigned as sole director on November 4, 2016 and from all executive officer positions on November 8, 2016. As of November 4, 2016 Mr. Breier did not own any shares of our Common Stock and ceased to be the controlling stockholder. His address is 1 East Bedell Street, Freeport, New York 11520.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Below are the names of and certain information regarding the Company’s current executive officers and directors:

Name	Age	Position
Dato Lim Hui Boon	65	President
Lim Chun Hoo	27	Chief Executive Officer and Director
Leong Yee Ming	48	Chief Operation Officer, Chief Financial Official and Director
Ong Kooi Tatt	40	Secretary and Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Executive officers are appointed by the Board of Directors and serve at its pleasure.

The principal occupation and business experience during at least the past five years for our executive officers and directors is as follows:

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Dato Lim Hui Boon – President

Dato Lim Hui Boon has served as our President since November 8, 2016. He is the founder of HWGG and has more than 30 years business experience in a diversified range of businesses such as hospitality, gaming operation, resorts, transportation services, travel and tours, construction, mining and capital finance markets. In June 2011, he was appointed as the Group President of HWGB in Kuala Lumpur, Malaysia. He is the founder of Ho Wah Genting and has managed Ho Wah Genting since its inception in 1979. He also holds positions as an Honorable Committee Member of the Kuala Lumpur and Selangor Hwee Ann Association and a member of the Kuala Lumpur and Selangor Chinese Chamber of Commerce and Industry. In May 2015, Dato’ Lim Hui Boon received an Honorary Professorship from the University of International Business and Economics, Beijing, China.

Lim Chun Hoo – Chief Executive Officer and Director

Lim Chun Hoo has served as our Chief Executive Officer and director since November 8, 2016 and November 4, 2016, respectively. He also serves as executive director of Ho Wah Genting Holiday Sdn Bhd, a travel agency specialized in promoting vacation packages, tours and entertainment facilities and also a director of Ho Wah Genting and Vitaxel Group Limited, multi-level marketing company listed on OTC Market (“Vitaxel Group Limited”). From August, 2010 to August, 2013, he served as a costing executive under PT. Ho Wah Genting, Indonesia. From August, 2013 to May, 2014, he was Senior Share Investment Executive at Public Bank Berhad. In May, 2014, he founded an information technology company, Beedo and serves as its director. He holds a Bachelor of Arts (Honours) in Finance and Investment Management from University of Northumbria, Newcastle Upon Tyne, United Kingdom in 2010.

Leong Yee Ming – Chief Operation Officer, Chief Financial Official and Director

Leong Yee Ming has served as our Chief Operation Officer, and Chief Financial Officer since November 8, 2016 and as our director since November 4, 2016. He has more than 28 years of business experience in the area of multi-level marketing which has included the founding of an international multi-level marking company, acting as an independent distributor and management level experience. He has served as Vitaxel Group Limited’s Chief Executive Officer and Director since January 2016. From December 2013 until May 2015 he served in Hong Kong as Chief Executive Officer for Grande Life, Inc. and Grand Legacy, Inc., corporations engaged in relationship marketing and lifestyle programs which he co-founded. From February 2011 until November 2013 he was a strategic consultant for MLM Co., in Asia and the United States. From April 2009 until January 2011 he was a Pioneer Leader/1st Diamond Executive in Kuala Lumpur, Malaysia for Asia – Velocity International Inc. From May 2005 until January 2009 he was the Chief Operating Officer for Gano iTouchLife Worldwide Inc., a company which he co-founded in Singapore. From December 2002 until March 2005 he was a Pioneer Leader, International Systems Trainee and 8-Star Distributor for Tiens Health Development SDN BHD in Kuala Lumpur, Malaysia for Image Direct Inc. From May 1997 until December 1999 he was the Group Retail Manager in Kuala Lumpur, Malaysia for Giraffe World (M) SDN BHD and from September 1987 until August 1989 was an Independent Distributor for Amway in Kuala Lumpur, Malaysia, on a part time basis.

Ong Kooi Tatt – Secretary and Director

Ong Kooi Tatt has served as our Secretary and director since November 8, 2016 and November 4, 2016, respectively. From January 1996 to December 1998, he handled the internal audit files for Metroplex Berhad. From April 2001 to December 2004, he set-up and led the internal audit department and the Night Audit Department at Naga Corp Ltd. From January to December 2004, he was involved in listing NagaCorp, a gaming corporation in the Stock Exchange of Hong Kong. In July, 2007, he co-founded AsiaCrux Sdn Bhd and took them public as CVM Magnesium Ltd in the Stock Exchange of Hong Kong in December 2008. In January 2016 he listed Vitaxel Group Limited on the OTC Market. He is a Charted Accountant and is a member of the Association of Chartered Certified Accountants.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.” None of our directors are independent directors under the applicable standards of the SEC and the Nasdaq stock market.

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Family Relationships

Except for the father and son relationship between Dato Lim Hui Boon, our President, and Lim Chun Hoo, our Chief Executive Officer and director, there are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

•	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Committees

The Company currently has not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, other than as described above, no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Audit Committee Financial Expert

We have no separate audit committee at this time. The entire Board of Directors oversees our audits and auditing procedures. Neither of our directors is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC regulation S-K.

Compensation Committee

We have no separate compensation committee at this time. The entire Board of Directors oversees the functions which would be performed by a compensation committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or accrued by us and HWGG during the last two fiscal years indicated to (i) all individuals that served as our or HWGG’s principal executive officer or acted in a similar capacity for us or HWGG at any time during the most recent fiscal year indicated; (ii) the two most highly compensated executive officers who were serving as executive officers of us or HWGG at the end of the most recent fiscal year indicated that received annual compensation during such fiscal year in excess of $100,000; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) above but for the fact that the individual was not serving as an executive officer of us or HWGG at the end of the most recent fiscal year indicated. No executive officer of ours or HWGG has received annual compensation in excess of $100,000.

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Name & Principal Position	Fiscal Year ended December 31,	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Breier(CEO) (1)	2015	0	0	0	0	0	0	0	0
	2014	0	0	0	0	0	0	0	0

Name & Principal Position	Fiscal Year ended December 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dato Lim Hui Boon	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
(President) (2)	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Lim Chun Hoo(CEO) (2)	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Leong Yee Ming (COO/CFO) (2)	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Ong Kooi Tatt (Secretary) (2)	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) On November 8, 2016, Mr. Breier resigned as our sole executive officer

(2) Reflects compensation received from HWGG.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

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Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Employment Agreements

None of the Company’s executive officers have employment agreements directly with the Company, although they may enter into such agreements in the future.

Director Compensation

On July 1, 2016, HWGG entered into a Consulting Services Agreement (the “Consulting Agreement”) with Ong Kooi Tatt pursuant to which Ong Kooi Tatt provides management services. Pursuant to the Consulting Agreement, Ong Kooi Tatt receives a monthly consulting fee of RM 12,000 (approximately US $2,856 per month). The Consulting Agreement may be terminated by either party by providing the other with written notice of termination not less than one month prior to the date of termination.

Other than the Consulting Agreement referenced above, we have not compensated our directors, in their capacities as such, since our respective formations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

The descriptions set forth above under the captions “The Share Exchange and Related Transactions—Share Exchange Agreement,” “—Split-Off,” and “Executive Compensation—Employment Agreements” and “—Director Compensation” and below under “Description of Securities—Options” are incorporated herein by reference.

In addition, on April 1, 2016, we entered into the Travel and Junket Service Contract with our partner, HWGH, pursuant to which HWGH shall render HWGG tour agency services, including but not limited to providing HWGG with tour packages, hotel bookings, and transportation arrangements to offer HWGG’s members and to share in junket operation profits. In addition, during the period ending December 31, 2015, the Company loaned $44,159 to HWGH. Such debt is unsecured, interest-free and repayable on demand. As of June 30, 2016, HWGH owed the Company an aggregate of $23,982. Lim Chun Hoo, our Chief Executive Officer and director, is the Executive Director of HWGH. In addition, two sons of Dato Lim Hui Boon, our president, are the directors of HWGB, the parent company of HWGH. Dato Lim Hui Boon is also the Group President and shareholder of HWGB.

During the period ending December 31, 2015, the Company loaned $3,259,870 to Dato Lim Hui Boon, our President. Such debt is unsecured, interest-free and repayable on demand. As of June 30, 2016, Dato Lim Hui Boon owed the Company an aggregate of $1,067, 709.

During the period ending December 31, 2015, the Company loaned $92,724 to Lim Chun Hoo, our Chief Executive Officer. Such debt is unsecured, interest-free and repayable on demand. As of June 30, 2016, Gavin Lim Chun Hoo owed the Company an aggregate of $24,845.

During the period ending December 31, 2015, the Company loaned $413,062 to Vitaxel Sdn Bhd, a Malaysian corporation (“Vitaxel”) and $606 to Vitaxel Online Mall Sdn Bhd, a Malaysian corporation (“Vionmall”). In addition, on January, 2016, the Company loaned $24,845 to Vionmall. Such debt is unsecured, interest-free and repayable on demand. Vitaxel and Vionmall are wholly owned subsidiaries of Vitaxel Group Limited, a Nevada corporation. Two of our executive officers and directors, Lim Chun Hoo and Leong Yee Ming, are also directors of Vitaxel Group Limited. As of June 30, 2016, Vitaxel owed the Company an aggregate of $603,150 and Vionmall owed $27,329.

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On June 25, 2015 the Company acquired 65% of the equity interests of Beedo, a Malaysian company founded by Lim Chun Hoo, our chief executive officer and director, who served as its director since May 2014. On July 7, 2015, Beedo increased its number of authorized shares from 2,500 the Company acquired an additional 508,375 shares in Beedo for MYR 508,375 ($133,403) and its equity interest in Beedo became 51%. On August 12, 2016, the Company completed the disposal of its subsidiary, Beedo, by wholly transferring the shares it owns to a related party, Dato’ Lim Hui Boon, for the consideration of $126,708 (RM 510,000).

We currently do not have a policy in place for dealing with related party matters.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER

MATTERS

Our Common Stock is quoted on OTC Markets (OTCQB) under the symbol “HWGG”. Our Common Stock has never traded and no assurance can be given that an active market will develop or if developed, that it will be maintained.

As of the date of this Report, we have 700,319 shares of Common Stock outstanding held by approximately 11 stockholders of record.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 1,500,000,000 shares of Common Stock. As of the date of this Report, we had 700,319 shares of Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is duly and validly issued, fully paid and non-assessable.

Options

We do not presently have any issued and outstanding stock options.

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Warrants

We do not presently have any issued and outstanding stock warrants.

Other Convertible Securities

As of the date hereof, the Company does not have any outstanding convertible securities.

Transfer Agent

The transfer agent for our Common Stock is Globex Transfer, LLC. The transfer agent’s address is 780 Deltona Blvd, Suite 202, Deltona, Florida 32725, and its telephone number is 813.344.4490.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Private Corporation Law and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our By-Laws state that we shall indemnify every present or former director or officer of ours or one of our subsidiaries (each an “Indemnitee”).

Our By-Laws provide that we shall indemnify an Indemnitee against all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred by such Indemnitee.

Other than discussed above, none of our By-Laws, or Articles of Incorporation includes any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

Shares Issued in Connection with the Share Exchange

On November 4, 2016, pursuant to the terms of the Share Exchange, all of the shares of HWGG were exchanged for 560,000 restricted shares of our Common Stock. This transaction was exempt from registration pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering and/or Regulation S under the Securities Act. None of the shares were sold through an underwriter and accordingly, there were no discounts or commissions involved.

Sales of Unregistered Securities of HWGG

Set forth below is information regarding shares of ordinary shares granted by HWGG within the past three years that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). Also included is information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed. Share and per share stock numbers below in this Item do not give effect to the Share Exchange on November 4, 2016, in which each share of HWGG stock outstanding at the time of the Share Exchange was automatically converted into shares of our Common Stock at the applicable conversion ration described elsewhere herein.

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On August 1, 1985, HWGG issued one ordinary share to each of two persons.

On November 2, 1987, HWGG issued 99,998 ordinary share(s) to one person.

On November 2, 1990, HWGG issued 900,000 ordinary share(s) to one person.

These shares were issued in reliance on the exemption from registration contained in Regulation S and Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering.

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

In connection with the closing of the Share Exchange, we changed our independent registered public accounting firm from Dov Weinstein & Co. C.P.A. (“Weinstein”) to DCAW (CPA) Limited.  The appointment of DCAW (CPA) Limited was approved by our board of directors to be effective immediately after the filing of our Form 10-Q for the period ending September 30, 2016.

The report of Weinstein on our financial statements for the two most recent fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that Weinstein’s report contained an explanatory paragraph in respect to the substantial doubt as to our ability to continue as a going concern.

In connection with the audit of our financial statements for the two most recent fiscal years ended December 31, 2015 and 2014 and in the subsequent interim period through the date of the change of our independent registered public accounting firm on November 8, 2016, there were no disagreements, resolved or not, with Weinstein on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Weinstein would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years. During the two most recent fiscal years ended December 31, 2015 and 2014, and in the subsequent interim period through the date of the change of our independent registered public accounting firm on November 8, 2016, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided Weinstein with a copy of this current report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this current report on Form 8-K, and if not, stating the aspects with which they do not agree. The letter from Weinstein dated November 8, 2016 is filed as Exhibit 16.1 to this current report on Form 8-K.

During our two most recent fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through the date of appointment of DCAW (CPA) Limited on November 8, 2016, we have not, nor has any person on our behalf, consulted with DCAW (CPA) Limited regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has DCAW (CPA) Limited provided to us a written report or oral advice regarding such principles or audit opinion on any matter that was the subject of a disagreement as set forth in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as set forth in Item 304(a)(1)(v) of Regulation S-K with our former independent registered public accounting firm, Weinstein.

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ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

The information regarding change of control of the Company in connection with the Share Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Share Exchange and Related Transactions” is incorporated herein by reference.

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The information regarding departure and election of directors and departure and appointment of principal officers of the Company in connection with the Share Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Share Exchange and Related Transactions” is incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective on October 28, 2016, prior to the Share Exchange, our Board of Directors amended and restated our Articles of Incorporation as further described in Item 5.03 of our Current Report on Form 8-K filed on November 4, 2016, which is herein incorporated by reference.

ITEM 8.01 OTHER EVENTS

The Company's name change to Ho Wah Genting Group Limited became effective on FINRA’s Over-the-Counter Bulletin Board at the open of business on November 8, 2016 under the new stock ticker symbol “HWGG”. The Company’s new CUSIP number is 433707106.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)          Financial statements of businesses acquired.

In accordance with Item 9.01(a), HWGG’s audited financial statements as of, and for the years ended December 31, 2015 and 2014, HWGG’s unaudited financial statements as of, and for the three and six months ended June 30, 2016 and June 30, 2015, and the accompanying notes, are included in this Report beginning on Page F-1.

(b)          Pro forma financial information.

In accordance with Item 9.01(c), the following unaudited pro forma financial information with respect to the Share Exchange with HWGG reported in Item 2.01 of this Current Report on Form 8-K are included in this Report beginning on page F-44.

•	Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2016
•	Unaudited Pro Forma Consolidated Statement of Operations for the quarter ended June 30, 2016
•	Notes to the Unaudited Pro Forma Consolidated Financial Statements.

(c)          Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

34

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description

2.1*	Share Exchange Agreement, dated as of November 4, 2016, by and among the Registrant, Ho Wah Genting Group SDN BHD (“HWGG”) and the Shareholders of HWGG

3.1	Articles of Incorporation of the Registrant (incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on November 7, 2014)

3.2	Amended and Restated Articles of Incorporation of the Registrant as filed with the Nevada Secretary of State on September 28, 2016 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on November 4, 2016)

3.3	By-Laws of the Registrant (incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on November 7, 2014)

10.1*†	Consulting Service Agreement by and between the Company and Ong Kooi Tatt dated July 1, 2016

10.2 *	Split-Off Agreement, dated as of November 4, 2016, by and among the Registrant and David Breier

10.3*	General Release Agreement, dated as of November 4, 2016, by and among the Registrant and David Breier

16.1*	Letter from Dov Weinstein & Co. C.P.A. dated November 8, 2016 to the Securities and Exchange Commission

21.1*	Subsidiaries of the Registrant

* Filed herewith

† Management contract or compensatory plan or arrangement

35

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HO WAH GENTING GROUP LIMITED

Date: November 8, 2016	By:	/s/ Lim Chun Hoo
	Name:	Lim Chun Hoo
	Title:	Chief Executive Officer

36

HO WAH GENTING GROUP LIMITED

HO WAH GENTING GROUP SDN BHD

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders of
Ho Wah Genting Group SDN BHD (“the Company”)

We have audited the accompanying consolidated balance sheets of Ho Wah Genting Group SDN BHD and subsidiaries (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2015 and 2014, and the results of its operations, changes in stockholders’ equity, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ DCAW (CPA) Limited

Certified Public Accounts

Hong Kong, China

November 8, 2016

F-2

HO WAH GENTING GROUP SDN BHD

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

	As of	As of
	December 31,	December 31,
	2015	2014

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$471,907	$6,117
Other receivables, deposits and prepayment	2,175	447
Amount due from a director	578,358	587,447
Amount due from related company	236,279	-
Short-term investments	40,979	-
Total Current Assets	1,329,698	594,011

PROPERTY AND EQUIPMENT, NET	86,471	75,882
TOTAL ASSETS	$1,416,169	$669,893

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Other payables and accrued expenses	$906,941	$648
Amount due to directors	7,736	-
Total Current Liabilities	914,677	648

STOCKHOLDERS’ EQUITY
Common stock (MYR 1 Malaysian ringgit par value, 1,000,000 shares authorized, 1,000,000 shares issued and outstanding as of December 31, 2015 and December 31, 2014)	402,172	402,172
Retained earnings	265,355	425,435
Non-controlling interest	92,963	-
Accumulated other comprehensive income	(258,998)	(158,362)
Total Stockholders’ Equity	501,492	669,245

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,416,169	$669,893

The accompanying notes are an integral part of the consolidated financial statements.

F-3

HO WAH GENTING GROUP SDN BHD

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	For the year ended December 31,
	2015	2014

REVENUE	$35,019	$7,340

COST OF REVENUE	10,194	-

GROSS PROFIT	24,825	7,340

OPERATING EXPENSES
Administrative expenses	(211,133)	(6,301)
Goodwill written off	(4,662)	-
Total Operating Expenses	(215,795)	(6,301)

LOSS FROM OPERATIONS	(190,970)	1,039

OTHER (EXPENSES) INCOME, NET
Other income	18,945	-
Fair value gain on short-term investments	820	-
Total Other (Expenses) Income, net	19,765	-

NET LOSS BEFORE TAXES	(171,205)	1,039

Income tax expense	(121)	(1,072)

NET LOSS	(171,326)	(33)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation (loss) gain	(122,661)	(41,411)

TOTAL COMPREHENSIVE LOSS	(293,987)	(41,444)

Net loss contributed to non-controlling interest	$(11,246)	$-
Net loss contributed to shareholders	(160,080)	(33)

Total comprehensive loss contributed to non-controlling interest	$(33,271)	$-
Total comprehensive loss contributed to shareholders	(260,716)	(41,444)

Net loss per share
- basic and diluted	(0.16)	(0.00)

Weighted average number of shares outstanding during the period
- basic and diluted	1,000,000	1,000,000

The accompanying notes are an integral part of the consolidated financial statements

F-4

HO WAH GENTING GROUP SDN BHD

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

					Accumulated
	Common stock			Non	other
	Number of		Accumulated	controlling	comprehensive
	shares	Amount	deficit	interest	income (loss)	Total

Balance at December 31, 2013	1,000,000	$402,172	$425,468	$-	$(116,951)	$710,689
Net loss	-	-	(33)	-	-	(33)
Foreign currency translation gain	-	-	-	-	(41,411)	(41,411)
Balance at December 31, 2014	1,000,000	402,172	425,435	-	(158,362)	669,245
Acquisition of subsidiary	-	-		126,234	-	126,234
Net loss	-	-	(160,080)	(11,246)	-	(171,326)
Foreign currency translation gain	-	-	-	(22,025)	(100,636)	(122,661)
Balance at December 31, 2015	1,000,000	$402,172	$265,355	$92,963	$(258,998)	$501,492

The accompanying notes are an integral part of the consolidated financial statements.

F-5

HO WAH GENTING GROUP SDN BHD

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(160,080)	(33)
Adjusted to reconcile net loss to net cash used in operating activities:
Depreciation – property and equipment	3,823	1,935
Other receivables, deposits and prepayment	(1,728)	39
Due from related party	(236,279)	-
Other payables and accrued expenses	906,293	(157,315)
Advance from director	16,825	-
Income tax payable	-	7
Net cash generated from (used in) operating activities	528,854	(155,367)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(27,741)	-
Revocation of property, plant and equipment	-	156,932
Purchase of equity instruments	(40,979)	-
Net cash used in investing activities	(68,720)	(156,932)

CASH FLOWS FROM FINANCING ACTIVITIES
Loss attributable to non-controlling interest	92,963	-
Net cash provided by financing activities	92,963	-

EFFECT OF EXCHANGE RATES ON CASH	(87,307)	(422)

NET INCREASE IN CASH AND CASH EQUIVALENTS	465,790	1,143

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	6,117	4,974

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$471,907	$6,117

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expenses	$-	$-

Cash paid for income tax	$121	1,072

The accompanying notes are an integral part of the consolidated financial statements.

F-6

HO WAH GENTING GROUP SDN BHD

NOTES TO FINANCIAL STATEMENTS

(In U.S. dollars)

1.	ORGANIZATION AND BUSINESS

Ho Wah Genting Group SDN BHD (“HWGG” or “Company”), was incorporated in Malaysia on September 2, 1985. The Company is primarily engaged in property investment holding, travel agency services and information technology services.

On June 25, 2015 the Company acquired 65% of the equity interests of Beedo SDN BHD (“Beedo”). On July 7, 2015, Beedo increased its issued and paid-up shares from 2,500 to 1,000,000. HWGG acquired an additional 508,375 shares on that date, making its balance of shares 510,000 and effectively diluting its shareholding in Beedo from 65% to 51%. Beedo is mainly engaged in the provision of information technology services (see Note 10).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Principles of consolidation

The consolidated financial statements include the accounts of HWGG and its subsidiary, Beedo, collectively referred to within as the Company. All material intercompany accounts, transactions, and profits have been eliminated upon consolidation.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Foreign currency translation and transactions

The functional currency of the Company is the Malaysian Ringgit (“MYR”) and reporting currency of the Company is the United States Dollar (“USD”). The financial statements of the Company are translated into USD using the exchange rate as of the balance sheet date for assets and liabilities and average exchange rate for the year for income and expense items. Translation gains and losses are recorded in accumulated other comprehensive income or loss as a component of shareholders’ equity.

F-7

Cash and cash equivalents

The Company considers highly-liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As at December 31, 2015 and 2014, the Company’s cash and cash equivalents were comprised of cash in bank of $471,907 and $6,117 respectively.

Investments

The Company invests its excess cash primarily in equity instruments of high-quality corporate issuers listed on the Main Board of Bursa Malaysia. Such securities are classified as short-term investments. They are classified as available-for-sale and carried at fair value.

Changes in the value of these investments are primarily related to changes in their share prices and are considered to be temporary in nature. Except for declines in fair value that are not considered temporary, net unrealized gains or losses on these investments are reported in the Consolidated Statements of Comprehensive Loss. The Company recognizes realized gains and losses upon sale of investments using the specific identification method.

Fair value of financial instruments

FASB ASC 820, “Fair Value Measurement,” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. As of December31, 2015 and 2014, none of the Company’s assets and liabilities were required to be reported at fair value on a recurring basis. Carrying values of non-derivative financial instruments, including cash, accounts receivables, payables and accrued liabilities, approximate their fair values due to the short term nature of these financial instruments. There were no changes in methods or assumptions during the periods presented.

Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the following estimated useful lives:

Leasehold building	50 years

Computer and software	5 years

Furniture and fixtures	5 years

Leasehold improvement	10 years

F-8

Goodwill and intangible assets

Goodwill is calculated as the purchase premium after adjusting for the fair value of net assets acquired. Goodwill is not amortized but is reviewed for potential impairment on an annual basis, or when events or circumstances indicate a potential impairment, at the reporting unit level.

Under applicable accounting guidance, the goodwill impairment analysis is a two-step test. The first step of the goodwill impairment test involves comparing the fair value of each reporting unit with its carrying amount including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired; however, if the carrying amount of the reporting unit exceeds its fair value, the second step must be performed to measure potential impairment. The second step involves calculating an implied fair value of goodwill for each reporting unit for which the first step indicated possible impairment. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination, which is the excess of the fair value of the reporting unit, as determined in the first step, over the aggregate fair values of the assets, liabilities and identifiable intangibles as if the reporting unit was being acquired in a business combination.

Measurement of the fair values of the assets and liabilities of a reporting unit is consistent with the requirements of the fair value measurements accounting guidance, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The adjustments to measure the assets, liabilities, and intangibles at fair value are for the purpose of measuring the implied fair value of goodwill and such adjustments are not reflected in the consolidation balance sheet. If the implied fair value of goodwill exceeds the goodwill assigned to the reporting unit, there is no impairment. If the goodwill assigned to a reporting unit exceeds the implied fair value of goodwill, an impairment charge is recorded for the excess. An impairment loss recognized cannot exceed the amount of goodwill assigned to a reporting unit. An impairment loss establishes a new basis in the goodwill and subsequent reversals of goodwill impairment losses are not permitted under applicable accounting guidance.

Goodwill amounting to $4,662 was generated from the acquisition of Beedo on June 25, 2015. In 2015, the Company recorded a goodwill write-down of $4,662, which eliminated all remaining goodwill of the Company. Goodwill was determined to have been impaired because of the current financial condition of the Company and the Company’s inability to generate future operating income. Furthermore, the Company’s anticipated future cash flows indicate that the recoverability of goodwill is not reasonably assured. The goodwill write-down was included as a component of operating expense in 2015.

For intangible assets subject to amortization, an impairment loss is recognized if the carrying amount of the intangible asset is not recoverable and exceeds fair value. The carrying amount of the intangible asset is considered not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use of the asset.

Revenue recognition

The Company provides rental and information technology services to customers. For the years ended December 31, 2015 and 2014, the Company has recognized $6,147 and $7,340 in lease revenue respectively, based upon its annual rental over the life of the operating lease. Lease revenue is recognized using the straight-line method in accordance with ASC Topic 970-605, “Real Estate – General – Revenue Recognition” (“ASC Topic 970-605”). For the years ended December 31, 2015 and 2014, the Company has recognized $28,872 and nil respectively in revenue from the provision of information technology services. Revenue from the provision of information technology services is recognized when (a) there is persuasive evidence that an arrangement exists, (b) delivery has occurred, (c) the vendor’s fee is fixed or determinable and (d) collectability is probable in accordance with ASC Topic 985-605, “Software – Revenue Recognition” (“ASC 985-605”).

Income taxes

Current income taxes are provided for in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the combined financial statements.Net operating loss carry forwards and credits are applied using enacted statutory tax rates applicable to future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that a portion of or all of the deferred tax assets will not be realized. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics.

F-9

The impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Interest and penalties on income taxes are classified as a component of the provisions for income taxes. The Company recognized $121 and $1,072 income tax expense for the year ended December 31, 2015 and 2014 respectively.

Comprehensive loss

Comprehensive loss includes net loss and cumulative foreign currency translation adjustments and is reported in the Combined Statement of Comprehensive Loss.

Loss per share

The loss per share is computed using the weighted average number of shares outstanding during the fiscal years. For the years ended December 31, 2015 and 2014, there is no dilutive effect due to net loss for the periods.

Segment reporting

ASC Topic 280 requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. During the year ended December 31, 2015, the Company operated in three reportable business segments: (1) investment property holding which generates rental income from the leasing out of its leasehold building, (2) information technology services, which generates revenue from the provision of information technology services, (3) the others which comprise of general operating and administrative expenses, and other income/expenses not directly attributable to the sources of revenue of the Company for the years ended December 31, 2015 and 2014.

Related party transactions

A related party is generally defined as:

(i) any person that holds the Company’s securities including such person’s immediate families,

(ii) the Company’s management,

(iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or

(iv) anyone who can significantly influence the financial and operating decisions of the Company.

A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

F-10

Recently issued accounting pronouncements

The FASB has issued Accounting Standards Update (ASU) No. 2015-01, Income Statement - Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items.

The FASB issued this ASU as part of its initiative to reduce complexity in accounting standards. The objective of the simplification initiative is to identify, evaluate, and improve areas of U.S. GAAP for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to the users of financial statements.

This ASU eliminates from U.S. GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement - Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. Presently, an event or transaction is presumed to be an ordinary and usual activity of the reporting entity unless evidence clearly supports its classification as an extraordinary item.

If an event or transaction meets the criteria for extraordinary classification, an entity is required to segregate the extraordinary item from the results of ordinary operations and show the item separately in the income statement, net of tax, after income from continuing operations. The entity also is required to disclose applicable income taxes and either present or disclose earnings-per-share data applicable to the extraordinary item.

The FASB heard from stakeholders that the concept of extraordinary items causes uncertainty because it is unclear when an item should be considered both unusual and infrequent. Additionally, some stakeholders said that although users find information about unusual or infrequent events and transactions useful, they do not find the extraordinary item classification and presentation necessary to identify those events and transactions. Other stakeholders noted that it is extremely rare in current practice for a transaction or event to meet the requirements to be presented as an extraordinary item.

This ASU will also align more closely U.S. GAAP income statement presentation guidance with IAS 1, Presentation of Financial Statements, which prohibits the presentation and disclosure of extraordinary items.

The amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities.

The FASB has issued an Accounting Standards Update (ASU) No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions).

The ASU focuses on the consolidation evaluation for reporting organizations (public and private companies and not-for-profit organizations) that are required to evaluate whether they should consolidate certain legal entities.

In addition to reducing the number of consolidation models from four to two, the new standard simplifies the FASB Accounting Standards Codification™ and improves current GAAP by:

-Placing more emphasis on risk of loss when determining a controlling financial interest. A reporting organization may no longer have to consolidate a legal entity in certain circumstances based solely on its fee arrangement, when certain criteria are met.

F-11

-Reducing the frequency of the application of related-party guidance when determining a controlling financial interest in a variable interest entity (VIE).

-Changing consolidation conclusions for public and private companies in several industries that typically make use of limited partnerships or VIEs.

The ASU will be effective for periods beginning after December 15, 2015, for public companies. For private companies and not-for-profit organizations, the ASU will be effective for annual periods beginning after December 15, 2016; and for interim periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in an interim period.

The FASB has issued Accounting Standards Update No. 2015-05, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement. Existing GAAP does not include explicit guidance about a customer’s accounting for fees paid in a cloud computing arrangement. Examples of cloud computing arrangements include: (a) software as a service; (b) platform as a service; (c) infrastructure as a service; and (d) other similar hosting arrangements.

The amendments add guidance to Subtopic 350-40, Intangibles - Goodwill and Other - Internal-Use Software, which will help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement. The guidance already exists in the FASB Accounting Standards Codification™ in paragraphs 985-605-55-121 through 55-123, but it is included in a Subtopic applied by cloud service providers to determine whether an arrangement includes the sale or license of software.

The amendments provide guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The amendments do not change the accounting for a customer’s accounting for service contracts. As a result of the amendments, all software licenses within the scope of Subtopic 350-40 will be accounted for consistent with other licenses of intangible assets.

For public business entities, the amendments will be effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. For all other entities, the amendments will be effective for annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 15, 2016. Early adoption is permitted for all entities.

An entity can elect to adopt the amendments either: (1) prospectively to all arrangements entered into or materially modified after the effective date; or (2) retrospectively. For prospective transition, the only disclosure requirements at transition are the nature of and reason for the change in accounting principle, the transition method, and a qualitative description of the financial statement line items affected by the change. For retrospective transition, the disclosure requirements at transition include the requirements for prospective transition and quantitative information about the effects of the accounting change.

The FASB has issued ASU No. 2015-06, Earnings Per Share (Topic 260): Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions (a consensus of the FASB Emerging Issues Task Force). The amendments apply to master limited partnerships subject to the Master Limited Partnerships Subsections of Topic 260, Earnings per Share, that receive net assets through a dropdown transaction.

F-12

The amendments specify that for purposes of calculating historical earnings per unit under the two-class method, the earnings (losses) of a transferred business before the date of a dropdown transaction should be allocated entirely to the general partner. In that circumstance, the previously reported earnings per unit of the limited partners (which is typically the earnings per unit measure presented in the financial statements) would not change as a result of the dropdown transaction. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs for purposes of computing earnings per unit under the two-class method also are required.

Current GAAP does not contain guidance for master limited partnerships that specifies how historical earnings per unit should be affected when a dropdown transaction occurs that is accounted for as a transaction between entities under common control.

The amendments are effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted. The amendments should be applied retrospectively for all financial statements presented.

The FASB has issued Accounting Standards Update 2015-07, Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). The amendments apply to reporting entities that elect to measure the fair value of an investment using the net asset value per share (or its equivalent) practical expedient.

Topic 820, Fair Value Measurement, permits a reporting entity, as a practical expedient, to measure the fair value of certain investments using the net asset value per share of the investment. Currently, investments valued using the practical expedient are categorized within the fair value hierarchy on the basis of whether the investment is redeemable with the investee at net asset value on the measurement date, never redeemable with the investee at net asset value, or redeemable with the investee at net asset value at a future date. For investments that are redeemable with the investee at a future date, a reporting entity must consider the length of time until those investments become redeemable to determine the classification within the fair value hierarchy.

The amendments remove the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient. The amendments also remove the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the net asset value per share practical expedient. Rather, those disclosures are limited to investments for which the entity has elected to measure the fair value using that practical expedient.

The amendments are effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. A reporting entity should apply the amendments retrospectively to all periods presented. The retrospective approach requires that an investment for which fair value is measured using the net asset value per share practical expedient be removed from the fair value hierarchy in all periods presented in an entity’s financial statements. Earlier application is permitted.

The FASB has issued Accounting Standards Update (ASU) No. 2015-10, Technical Corrections and Improvements. The amendments cover a wide range of Topics in the FASB Accounting Standards Codification™ (Codification). The amendments generally fall into one of the types of amendments listed below.

1. Amendments Related to Differences between Original Guidance and the Codification. These amendments arose because of differences between original guidance (e.g., FASB Statements, EITF Issues, and so forth) and the Codification. These amendments principally carry forward pre-Codification guidance or subsequent amendments into the Codification. Many times, either the writing style or phrasing of the original guidance did not directly translate into the Codification format and style. As a result, the meaning of the guidance might have been unintentionally altered. Alternatively, amendments in this section may relate to guidance that was codified without some text, references, or phrasing that, upon review, was deemed important to the guidance.

F-13

2. Guidance Clarification and Reference Corrections. These amendments provide clarification through updating wording, correcting references, or a combination of both. In most cases, the feedback suggested that, without these enhancements, guidance may be misapplied or misinterpreted.

3. Simplification. These amendments streamline or simplify the Codification through minor structural changes to headings or minor editing of text to improve the usefulness and understandability of the Codification.

4. Minor Improvements. These amendments improve the guidance and are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities.

The amendments represent changes to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. In addition, some of the amendments will make the Codification easier to understand and easier to apply by eliminating inconsistencies, providing needed clarifications, and improving the presentation of guidance in the Codification.

Transition guidance varies based on the amendments. The amendments that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon issuance.

The FASB has issued Accounting Standards Update (ASU) No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU 2014-09. The FASB has issued Accounting Standards Update (ASU) No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

F-14

All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU 2014-09.

The FASB has issued Accounting Standards Update (ASU) No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments. To simplify the accounting for adjustments made to provisional amounts recognized in a business combination, the amendments eliminate the requirement to retrospectively account for those adjustments.

U.S. GAAP currently requires that during the measurement period, the acquirer retrospectively adjust the provisional amounts recognized at the acquisition date with a corresponding adjustment to goodwill. Those adjustments are required when new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts initially recognized or would have resulted in the recognition of additional assets or liabilities. The acquirer also must revise comparative information for prior periods presented in financial statements as needed, including revising depreciation, amortization, or other income effects as a result of changes made to provisional amounts.

The amendments require that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The amendments require that the acquirer record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date.

The amendments require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date.

For public business entities, the amendments are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments should be applied prospectively to adjustments to provisional amounts that occur after the effective date with earlier application permitted for financial statements that have not been issued.

The only disclosures required at transition should be the nature of and reason for the change in accounting principle. An entity should disclose that information in the first annual period of adoption and in the interim periods within the first annual period if there is a measurement-period adjustment during the first annual period in which the changes are effective.

The FASB has issued Accounting Standards Update (ASU) No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which changes how deferred taxes are classified on organizations’ balance sheets.

F-15

The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent.

The amendments apply to all organizations that present a classified balance sheet. For public companies, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, not-for-profit organizations, and employee benefit plans, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018.

3.	CASH AND AVAILABLE FOR SALE SECURITIES

	Estimated Fair Value
	As of December 31, 2015	As of December 31, 2014
Cash and cash equivalents:
Cash	$471,907	$6,117
Short-term investments:
Quoted shares in Malaysia	40,979	-
Total short-term investments	40,979	-
Total cash, and cash equivalents, and short-term investments	$512,886	$6,117

Realized gains and realized losses were not significant for either of the years ended December 31, 2015 or 2014. As of December 31, 2015, unrealized gain on investments was $820. As of December 31, 2014 there was no unrealized loss on investment.

During the years ended December 31, 2015 and 2014, the Company did not recognize any impairment charges on outstanding investments. As of December 31, 2015, the Company did not consider any of its investments to be other-than-temporarily impaired.

4.	OTHER RECEIVABLES, NET

 Other receivables consist of the following:

	As of December 31, 2015	As of December 31, 2014

Deposits	$2,175	$352
Prepayment	-	95
	$2,175	$447

Other receivables consisted of deposits paid for telephone, electricity, water, car park, rental, utilities and maintenance fees.

F-16

5.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of December 31, 2015	As of December 31, 2014

Leasehold building	$73,741	$90,515
Computer and software	1,024	-
Furniture and fixtures	22,254	-
Leasehold improvement	4,971	-
	101,990	90,515

Less: Accumulated depreciation	(15,519)	(14,633)

Balance at end of year	$86,471	$75,882

Depreciation expenses charged to the statements of operations with the average exchange rate for the year ended December 31, 2015 and the year ended December 31, 2014 were $3,823 and $1,935, respectively.

6.	OTHER PAYABLES AND ACCRUALS

	As of December 31, 2015	As of December 31, 2014

Other payables	$903,654	$-
Accruals	3,287	648
	$906,941	$648

7.	INCOME TAX

The Company and its subsidiary are Malaysian incorporated companies and required to pay corporate income tax at 25% of taxable income.

Income tax expenses for the Company are summarized as follows:

	For the year ended
	December 31, 2015	December 31, 2014

Current:
Provision for Malaysian income tax	$121	$1,072
Deferred:
Provision for Malaysian income tax	-	-
	$121	$1,072

F-17

The Company recorded a profit (loss) before income tax of ($171,205) and $1,039 for the year ended December 31, 2015 and 2014 respectively. A reconciliation of the provision for income taxes with amounts determined by applying the Malaysian income tax rate of 25% to income before income taxes is as follows:

	For the year ended
	December 31, 2015	December 31, 2014

Profit (loss) before income tax	$(171,205)	$1,039
Permanent difference	171,689	3,249
Taxable income	$484	$4,288
Malaysian income tax rate	25%	25%
Current tax expenses	$121	$1,072
Less: Valuation allowance	-	-
Income tax expenses	$121	$1,072

No deferred tax has been provided as there are no material temporary differences arising during the year ended December 31, 2015 and 2014.

8.	RELATED PARTY TRANSACTIONS

As of December 31, 2015 and 2014, the director Dato’ Lim Hui Boon owed the Company $578,358 and $587,447, respectively. The amounts due from a director were unsecured, interest-free and repayable on demand.

As of December 31, 2015 and 2014, amounts due from related parties were as follows:

	As of December 31, 2015	As of December 31, 2014

Ho Wah Genting Holiday SDN BHD	$2,573	$-
Vitaxel SDN BHD	233,100	-
Vitaxel Online Mall SDN BHD	606	-
	$236,279	$-

The amounts due from related companies are unsecured, interest-free and repayable on demand.

F-18

As of December 31, 2015 and 2014, amounts due to directors were as follows:

	As of December 31, 2015	As of December 31, 2014

Gavin Lim Chun Hoo	$7,718	$-
Liew Jenn Lim	18	-
	$7,736	$-

Gavin Lim Chun Hoo and Liew Jenn Lim are directors of Beedo. The amounts due to directors were unsecured, interest-free and repayable on demand.

During the years ended December 31, 2015 and 2014, the Company recognized rental income of $6,147 and $7,340 respectively from Ho Wah Genting Berhad. The president of the Company, Dato’ Lim Hui Boon, is also the Group President of Ho Wah Genting Berhad. In addition, two sons of Dato’ Lim Hui Boon are directors of Ho Wah Genting Berhad.

During the year ended December 31, 2015, the Company recognized revenue from the provision of information technology services of $18,263 from Ho Wah Genting Holidays SDN BHD and $640 from Ho Wah Genting Berhad. Lim Chun Hoo, our Chief Executive Officer and director, is the Executive Director of Ho Wah Genting Holidays SDN BHD, a wholly owned subsidiary of Ho Wah Genting Berhad. The Company recognized no revenue from the provision of information technology services during the year ended December 31, 2014.

9.	COMMITMENTS AND CONTINGENCIES

Operating lease commitments

The total future minimum lease payments under the non-cancellable operating lease with respect to the office as of December 31, 2015 are payable as follows:

Year ending December 31, 2016	6,762
Year ending December 31, 2017	3,945
Total	$10,707

10.	BUSINESS ACQUISITION

On June 25, 2015 the Company acquired 1,625 common shares or 65% of the equity interests of Beedo for the sum of MYR 1,625 ($433). The purchase price was paid by the delivery to Beedo of MYR 1,625 ($433) in cash. The acquisition was accounted for as a business combination under the purchase method of accounting. Beedo’s results of operations were included in the Company’s results beginning June 25, 2015. The purchase price has been allocated to the assets acquired and the liabilities assumed based on their fair value at the acquisition date as summarized in the following:

Purchase price	$433

Purchase price allocation:
Cash and cash equivalents	(26,632)
Other assets	(1,651)
Due from a related party	(98,533)
Property, plant and equipment, net	(445)
Accrued expenses	452
Due to related parties	133,315

Non-controlling interests	(2,277)

Goodwill	$4,662

F-19

Beedo contributed net revenues of $28,872 and a net loss of $22,951 for the period from June 25, 2015 to December 31, 2015.

On July 7, 2015, Beedo increased its issued and paid-up shares from 2,500 to 1,000,000. On that same date, the Company acquired an additional 508,375 shares in Beedo for MYR 508,375 ($133,403), making its balance of shares 510,000 and effectively diluting its shareholding in Beedo from 65% to 51%.

In 2015, the Company wrote down goodwill of $4,662, which eliminated all remaining goodwill of the Company. Goodwill was determined to have been impaired because of the current financial condition of the Company and the Company’s inability to generate future operating income without substantial revenue increases, which are highly uncertain. Furthermore, the Company’s anticipated future cash flows indicate that the recoverability of goodwill is not reasonably assured. The goodwill write-down was included as a component of operating expense in 2015.

11.	EARNINGS (LOSS) PER SHARE

The Company has adopted ASC Topic No. 260, “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year.

The following table sets forth the computation of basic and diluted earnings per share:

	For the years ended
	December 31, 2015	December 31, 2014

Net loss applicable to common shares	$(160,080)	$(33)

Weighted average common shares outstanding (Basic)	1,000,000	1,000,000

Weighted average common shares outstanding (Diluted)	1,000,000	1,000,000

	$(0.16)	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

12.	SEGMENT INFORMATION

The Company’s operating businesses are organized based on the business activities from which the Company earns revenues. In June 2015, the Company acquired Beedo. After the acquisition was consummated, Beedo engaged in the provision of information technology services to generate revenue for the Company.

Our reported segments for the years ended December 31, 2015 and 2014 are described as follows:

F-20

Investment property holding

The Company generates rental income from the leasing out of its leasehold building.

Information technology services

The Company generates revenue from the provision of information technology services. This line of business commenced in the year 2015.

Others

These comprise of general operating and administrative expenses, and other income/expenses not directly attributable to the sources of revenue of the Company for the years ended December 31, 2015 and 2014.

The Company’s reportable segments are managed separately based on the fundamental differences in their operations.

Information with respect to these reportable business segments for the years ended December 31, 2015 and 2014 was as follows:

	For the years ended
	December 31, 2015	December 31, 2014

Revenues:
Investment property holding	$6,147	$7,340
Information technology services	28,872	-
Others	-	-
	$35,019	$7,340

Cost of revenues:
Investment property holding	$-	$-
Information technology services	10,194	-
Others	-	-
	$10,194	$-

Depreciation:
Investment property holding	$1,621	$1,935
Information technology services	-	-
Others	2,202	-
	$3,823	$1,935

Net income (loss):
Investment property holding	$4,526	$5,405
Information technology services	18,678	-
Others	(194,530)	(5,438)
	$(171,326)	$(33)

F-21

	December 31, 2015
	Investment property holding	Information technology services	Others	Total
Identifiable long-lived assets, net	$60,286	$-	$26,185	$86,471

	December 31, 2014
	Investment property holding	Information technology services	Others	Total
Identifiable long-lived assets, net	$75,882	$-	$-	$75,882

The Company does not allocate any administrative expenses and other income/expenses to its reportable segments because these activities are managed at a corporate level. In addition, the specified amounts for income tax expense are not included in the measure of segment profit or loss reviewed by the chief operating decision maker and these specified amounts are not regularly provided to the chief operating decision maker. Therefore, the Company has not disclosed income tax expense for each reportable segment.

Asset information by reportable segment is not reported to or reviewed by the chief operating decision maker and, therefore, the Company has not disclosed asset information for each reportable segment. The Company’s operations are located in Malaysia. All revenues are derived from customers in Malaysia. All of the Company’s operating assets are located in Malaysia.

13.	FAIR VALUE MEASUREMENTS

Fair Value of Financial Assets

The Company’s financial assets measured at fair value on a recurring basis subject to disclosure requirements at December 31, 2015 and 2014 were as follows:

		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobserved
	December 31,	Assets	Inputs	Inputs
	2015	(Level 1)	(Level 2)	(Level 3)
Short-term investments:
Quoted shares in Malaysia	$40,979	$40,979	$-	$-
Total short-term investments	40,979	40,979	-	-
Total financial assets measured at fair value	$40,979	$40,979	$-	$-

Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobserved
	December 31,	Assets	Inputs	Inputs
	2014	(Level 1)	(Level 2)	(Level 3)
Short-term investments:
Quoted shares in Malaysia	$-	$-	$-	$-
Total short-term investments	-	-	-	-
Total financial assets measured at fair value	$-	$-	$-	$-

F-22

14.	SUBSEQUENT EVENTS

On August 12, 2016, the Company completed the disposal of its subsidiary, Beedo, by wholly transferring the shares it owns to a related party, Dato’ Lim Hui Boon, for consideration of $126,708 (RM 510,000).

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and determined that there are no additional items to disclose except above mentioned matters.

F-23

HO WAH GENTING GROUP SDN BHD

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

	As of
	June 30,	As of
	2016	December 31,
	(Unaudited)	2015

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$282,257	$471,907
Other receivables, deposits and prepayment	45,842	2,175
Amount due from directors	1,092,554	578,358
Amount due from related companies	657,443	236,279
Short-term investments	43,677	40,979
Total Current Assets	2,121,773	1,329,698

PROPERTY AND EQUIPMENT, NET	93,738	86,471
TOTAL ASSETS	$2,215,511	$1,416,169

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Other payables and accrued expenses	$1,820,513	$906,941
Amount due to directors	8,245	7,736
Total Current Liabilities	1,828,758	914,677

STOCKHOLDERS’ EQUITY
Common stock (MYR 1 Malaysian ringgit par value, 1,000,000 shares authorized, 1,000,000 shares issued and outstanding as of June 30, 2016 and December 31, 2015)	402,172	402,172
Retained earnings	113,561	265,355
Non-controlling interest	84,209	92,963
Accumulated other comprehensive income	(213,189)	(258,998)
Total Stockholders’ Equity	386,753	501,492

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,215,511	$1,416,169

The accompanying notes are an integral part of the consolidated financial statements.

F-24

HO WAH GENTING GROUP SDN BHD

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

REVENUE	$71,297	$1,641	$118,625	$3,296

COST OF REVENUE	6,367	-	12,458	-

GROSS PROFIT	64,930	1,641	106,167	3,296

OPERATING EXPENSES
Administrative expenses	127,815	31,690	258,324	37,371
Goodwill written off	-	4,662	-	4,662
Total Operating Expenses	127,815	36,352	258,324	42,033

LOSS FROM OPERATIONS	(62,885)	(34,711)	(152,157)	(38,737)

OTHER (EXPENSES) INCOME, NET
Rental income	7,291	5,947	8,602	5,974
Other expenses	(387)	-	(379)	-
Exchange gain (loss)	(626)	-	(612)	-
Total Other (Expenses) Income, net	6,278	5,947	7,611	5,974

LOSS BEFORE TAX PROVISION	(56,607)	(28,764)	(144,546)	(32,763)

Income tax provision	(749)	-	(733)	-

NET LOSS	(57,356)	(28,764)	(145,279)	(32,763)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation (loss) gain	(150,923)	(11,213)	30,489	(45,849)

TOTAL COMPREHENSIVE LOSS	$(208,279)	$(39,977)	$(114,790)	$(78,612)

Net profit contributed to non-controlling interest	$7,113	-	6,515	-
Net loss contributed to shareholders	(64,469)	$(28,764)	$(151,794)	$(32,763)

Total comprehensive loss contributed to non-controlling interest	$3,918	(25)	13,270	(25)
Total comprehensive loss contributed to shareholders	(212,197)	$(39,952)	$(128,060)	$(78,587)

Net loss per share
- basic and diluted	$(0.07)	$(0.03)	$(0.15)	$(0.03)

Weighted average number of shares outstanding during the period
- basic and diluted	1,000,000	1,000,000	1,000,000	1,000,000

The accompanying notes are an integral part of the consolidated financial statements.

F-25

HO WAH GENTING GROUP SDN BHD

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(154,725)	$(27,596)
Adjusted to reconcile net loss to net cash used in operating activities:
Depreciation – property and equipment	4,448	1,832
Changes in operating assets and liabilities
Other receivables and accruals	(43,667)	(381,626)
Prepayment	-	(326)
Amount due from related parties	(421,164)	-
Other payables and accrued expenses	913,572	1,233,137
Advance from director	(513,687)	-
Amount due to related parties	-	(135,149)
Income tax expense	-	(125)
Net cash (used in) provided by operating activities	(215,223)	690,147

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(29,071)	(1,895)
Net cash used in investing activities	(29,071)	(1,895)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares	-	(45,739)
Loss attributable to non-controlling interest	(8,754)	-
Net cash used in financing activities	(8,754)	(45,739)

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	63,397	(122,262)

NET INCREASE IN CASH AND CASH EQUIVALENTS	(189,650)	520,251

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	471,907	6,117

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$282,257	$526,368

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expenses	$-	$-

Cash paid for income tax	$733	$-

F-26

HO WAH GENTING GROUP SDN BHD

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND BUSINESS

Ho Wah Genting Group SDN BHD (the “Company”), was incorporated in Malaysia on September 2, 1985. The Company is primarily engaged in property investment holding, travel agency services and information technology services.

On June 25, 2015 the Company acquired 65% of the equity interests of Beedo SDN BHD (“Beedo”). On July 7, 2015, Beedo increased its issued and paid-up shares from 2,500 to 1,000,000. HWGG acquired an additional 508,375 shares on that date, making its balance of shares 510,000 and effectively diluting its shareholding in Beedo from 65% to 51%. Beedo is mainly engaged in the provision of information technology services (see Note 10).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information article 10 of Regulation S-X.

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Principles of consolidation

The unaudited consolidated financial statements include the accounts of HWGG and its subsidiary, Beedo, collectively referred to within as the Company. All material intercompany accounts, transactions, and profits have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Foreign currency translation and transactions

The functional currency of the Company is the Malaysian Ringgit (“MYR”) and reporting currency of the Company is the United States Dollar (“USD”). The financial statements of the Company are translated into USD using the exchange rate as of the balance sheet date for assets and liabilities and average exchange rate for the year for income and expense items. Translation gains and losses are recorded in accumulated other comprehensive income or loss as a component of shareholders’ equity.

Cash and cash equivalents

The Company considers highly-liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As at June 30, 2016 and December 31, 2015, the Company’s cash and cash equivalents were comprised of cash in bank of $282,257 and $471,907 respectively.

F-27

Investments

The Company invests its excess cash primarily in equity instruments of high-quality corporate issuers listed on the Main Board of Bursa Malaysia. Such securities are classified as short-term investments. They are classified as available-for-sale and carried at fair value.

Changes in the value of these investments are primarily related to changes in their share prices and are considered to be temporary in nature. Except for declines in fair value that are not considered temporary, net unrealized gains or losses on these investments are reported in the Consolidated Statements of Comprehensive Loss. The Company recognizes realized gains and losses upon sale of investments using the specific identification method.

Fair value of financial instruments

FASB ASC 820, “Fair Value Measurement,” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. As of June 30, 2016 and December 31, 2015, none of the Company’s assets and liabilities were required to be reported at fair value on a recurring basis. Carrying values of non-derivative financial instruments, including cash, accounts receivables, payables and accrued liabilities, approximate their fair values due to the short term nature of these financial instruments. There were no changes in methods or assumptions during the periods presented.

Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the following estimated useful lives:

Leasehold building	50 years

Computer and software	5 years

Furniture and fixtures	5 years

Leasehold improvement	10 years

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Goodwill and intangible assets

Goodwill is calculated as the purchase premium after adjusting for the fair value of net assets acquired. Goodwill is not amortized but is reviewed for potential impairment on an annual basis, or when events or circumstances indicate a potential impairment, at the reporting unit level.

Under applicable accounting guidance, the goodwill impairment analysis is a two-step test. The first step of the goodwill impairment test involves comparing the fair value of each reporting unit with its carrying amount including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired; however, if the carrying amount of the reporting unit exceeds its fair value, the second step must be performed to measure potential impairment. The second step involves calculating an implied fair value of goodwill for each reporting unit for which the first step indicated possible impairment. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination, which is the excess of the fair value of the reporting unit, as determined in the first step, over the aggregate fair values of the assets, liabilities and identifiable intangibles as if the reporting unit was being acquired in a business combination.

Measurement of the fair values of the assets and liabilities of a reporting unit is consistent with the requirements of the fair value measurements accounting guidance, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The adjustments to measure the assets, liabilities, and intangibles at fair value are for the purpose of measuring the implied fair value of goodwill and such adjustments are not reflected in the consolidation balance sheet. If the implied fair value of goodwill exceeds the goodwill assigned to the reporting unit, there is no impairment. If the goodwill assigned to a reporting unit exceeds the implied fair value of goodwill, an impairment charge is recorded for the excess. An impairment loss recognized cannot exceed the amount of goodwill assigned to a reporting unit. An impairment loss establishes a new basis in the goodwill and subsequent reversals of goodwill impairment losses are not permitted under applicable accounting guidance.

Goodwill amounting to $4,662 was generated from the acquisition of Beedo on June 25, 2015. In 2015, the Company recorded a goodwill write-down of $4,662, which eliminated all remaining goodwill of the Company. Goodwill was determined to have been impaired because of the current financial condition of the Company and the Company’s inability to generate future operating income. Furthermore, the Company’s anticipated future cash flows indicate that the recoverability of goodwill is not reasonably assured. The goodwill write-down was included as a component of operating expense in 2015.

For intangible assets subject to amortization, an impairment loss is recognized if the carrying amount of the intangible asset is not recoverable and exceeds fair value. The carrying amount of the intangible asset is considered not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use of the asset.

Revenue recognition

The Company provides rental and information technology services to customers. Lease revenue is recognized using the straight-line method in accordance with ASC Topic 970-605, “Real Estate-General-Revenue Recognition” (“ASC Topic 970-605”). Revenue from the provision of information technology services is recognized when (a) there is persuasive evidence that an arrangement exists, (b) delivery has occurred, (c) the vendor’s fee is fixed or determinable and (d) collectability is probable in accordance with ASC Topic 95-605, “Software-Revenue Recognition” (“ASC 985-605”).

Income taxes

Current income taxes are provided for in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the combined financial statements.Net operating loss carry forwards and credits are applied using enacted statutory tax rates applicable to future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that a portion of or all of the deferred tax assets will not be realized. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics.

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The impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Interest and penalties on income taxes are classified as a component of the provisions for income taxes. The Company did not recognize any income tax due to uncertain tax positions or incur any interest and penalties related to potential underpaid income tax expense as of June 30, 2016, and 2015 respectively.

Comprehensive loss

Comprehensive loss includes net loss and cumulative foreign currency translation adjustments and is reported in the Combined Statement of Comprehensive Loss.

 Loss per share

The loss per share is computed using the weighted average number of shares outstanding during the fiscal years. For the three and six months ended June30, 2016and 2015, there is no dilutive effect due to net loss for the periods.

Segment reporting

ASC Topic 280 requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. During the period ended June 30, 2016, the Company operated in three reportable business segments: (1) investment property holding which generates rental income from the leasing out of its leasehold building, (2) information technology services, which generates revenue from the provision of information technology services, (3) the others which comprise of general operating and administrative expenses, and other income/expenses not directly attributable to the sources of revenue of the Company for the six months ended June 30, 2016 and year ended December 31, 2015.

Related party transactions

A related party is generally defined as:

(i) any person that holds the Company’s securities including such person’s immediate families,

(ii) the Company’s management,

(iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or

(iv) anyone who can significantly influence the financial and operating decisions of the Company.

A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Recently issued accounting pronouncements

The FASB has issued Accounting Standards Update (ASU) No. 2015-01, Income Statement - Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items.

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The FASB issued this ASU as part of its initiative to reduce complexity in accounting standards. The objective of the simplification initiative is to identify, evaluate, and improve areas of U.S. GAAP for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to the users of financial statements.

This ASU eliminates from U.S. GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement - Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. Presently, an event or transaction is presumed to be an ordinary and usual activity of the reporting entity unless evidence clearly supports its classification as an extraordinary item.

If an event or transaction meets the criteria for extraordinary classification, an entity is required to segregate the extraordinary item from the results of ordinary operations and show the item separately in the income statement, net of tax, after income from continuing operations. The entity also is required to disclose applicable income taxes and either present or disclose earnings-per-share data applicable to the extraordinary item.

The FASB heard from stakeholders that the concept of extraordinary items causes uncertainty because it is unclear when an item should be considered both unusual and infrequent. Additionally, some stakeholders said that although users find information about unusual or infrequent events and transactions useful, they do not find the extraordinary item classification and presentation necessary to identify those events and transactions. Other stakeholders noted that it is extremely rare in current practice for a transaction or event to meet the requirements to be presented as an extraordinary item.

This ASU will also align more closely U.S. GAAP income statement presentation guidance with IAS 1, Presentation of Financial Statements, which prohibits the presentation and disclosure of extraordinary items.

The amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities.

The FASB has issued an Accounting Standards Update (ASU) No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions).

The ASU focuses on the consolidation evaluation for reporting organizations (public and private companies and not-for-profit organizations) that are required to evaluate whether they should consolidate certain legal entities.

In addition to reducing the number of consolidation models from four to two, the new standard simplifies the FASB Accounting Standards Codification™ and improves current GAAP by:

-Placing more emphasis on risk of loss when determining a controlling financial interest. A reporting organization may no longer have to consolidate a legal entity in certain circumstances based solely on its fee arrangement, when certain criteria are met.

-Reducing the frequency of the application of related-party guidance when determining a controlling financial interest in a variable interest entity (VIE).

-Changing consolidation conclusions for public and private companies in several industries that typically make use of limited partnerships or VIEs.

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The ASU will be effective for periods beginning after December 15, 2015, for public companies. For private companies and not-for-profit organizations, the ASU will be effective for annual periods beginning after December 15, 2016; and for interim periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in an interim period.

The FASB has issued Accounting Standards Update No. 2015-05, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement. Existing GAAP does not include explicit guidance about a customer’s accounting for fees paid in a cloud computing arrangement. Examples of cloud computing arrangements include: (a) software as a service; (b) platform as a service; (c) infrastructure as a service; and (d) other similar hosting arrangements.

The amendments add guidance to Subtopic 350-40, Intangibles - Goodwill and Other - Internal-Use Software, which will help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement. The guidance already exists in the FASB Accounting Standards Codification™ in paragraphs 985-605-55-121 through 55-123, but it is included in a Subtopic applied by cloud service providers to determine whether an arrangement includes the sale or license of software.

The amendments provide guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The amendments do not change the accounting for a customer’s accounting for service contracts. As a result of the amendments, all software licenses within the scope of Subtopic 350-40 will be accounted for consistent with other licenses of intangible assets.

For public business entities, the amendments will be effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. For all other entities, the amendments will be effective for annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 15, 2016. Early adoption is permitted for all entities.

An entity can elect to adopt the amendments either: (1) prospectively to all arrangements entered into or materially modified after the effective date; or (2) retrospectively. For prospective transition, the only disclosure requirements at transition are the nature of and reason for the change in accounting principle, the transition method, and a qualitative description of the financial statement line items affected by the change. For retrospective transition, the disclosure requirements at transition include the requirements for prospective transition and quantitative information about the effects of the accounting change.

The FASB has issued ASU No. 2015-06, Earnings Per Share (Topic 260): Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions (a consensus of the FASB Emerging Issues Task Force). The amendments apply to master limited partnerships subject to the Master Limited Partnerships Subsections of Topic 260, Earnings per Share, that receive net assets through a dropdown transaction.

The amendments specify that for purposes of calculating historical earnings per unit under the two-class method, the earnings (losses) of a transferred business before the date of a dropdown transaction should be allocated entirely to the general partner. In that circumstance, the previously reported earnings per unit of the limited partners (which is typically the earnings per unit measure presented in the financial statements) would not change as a result of the dropdown transaction. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs for purposes of computing earnings per unit under the two-class method also are required.

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Current GAAP does not contain guidance for master limited partnerships that specifies how historical earnings per unit should be affected when a dropdown transaction occurs that is accounted for as a transaction between entities under common control.

The amendments are effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted. The amendments should be applied retrospectively for all financial statements presented.

The FASB has issued Accounting Standards Update 2015-07, Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). The amendments apply to reporting entities that elect to measure the fair value of an investment using the net asset value per share (or its equivalent) practical expedient.

Topic 820, Fair Value Measurement, permits a reporting entity, as a practical expedient, to measure the fair value of certain investments using the net asset value per share of the investment. Currently, investments valued using the practical expedient are categorized within the fair value hierarchy on the basis of whether the investment is redeemable with the investee at net asset value on the measurement date, never redeemable with the investee at net asset value, or redeemable with the investee at net asset value at a future date. For investments that are redeemable with the investee at a future date, a reporting entity must consider the length of time until those investments become redeemable to determine the classification within the fair value hierarchy.

The amendments remove the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient. The amendments also remove the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the net asset value per share practical expedient. Rather, those disclosures are limited to investments for which the entity has elected to measure the fair value using that practical expedient.

The amendments are effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. A reporting entity should apply the amendments retrospectively to all periods presented. The retrospective approach requires that an investment for which fair value is measured using the net asset value per share practical expedient be removed from the fair value hierarchy in all periods presented in an entity’s financial statements. Earlier application is permitted.

The FASB has issued Accounting Standards Update (ASU) No. 2015-10, Technical Corrections and Improvements. The amendments cover a wide range of Topics in the FASB Accounting Standards Codification™ (Codification). The amendments generally fall into one of the types of amendments listed below.

1. Amendments Related to Differences between Original Guidance and the Codification. These amendments arose because of differences between original guidance (e.g., FASB Statements, EITF Issues, and so forth) and the Codification. These amendments principally carry forward pre-Codification guidance or subsequent amendments into the Codification. Many times, either the writing style or phrasing of the original guidance did not directly translate into the Codification format and style. As a result, the meaning of the guidance might have been unintentionally altered. Alternatively, amendments in this section may relate to guidance that was codified without some text, references, or phrasing that, upon review, was deemed important to the guidance.

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2. Guidance Clarification and Reference Corrections. These amendments provide clarification through updating wording, correcting references, or a combination of both. In most cases, the feedback suggested that, without these enhancements, guidance may be misapplied or misinterpreted.

3. Simplification. These amendments streamline or simplify the Codification through minor structural changes to headings or minor editing of text to improve the usefulness and understandability of the Codification.

4. Minor Improvements. These amendments improve the guidance and are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities.

The amendments represent changes to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. In addition, some of the amendments will make the Codification easier to understand and easier to apply by eliminating inconsistencies, providing needed clarifications, and improving the presentation of guidance in the Codification.

Transition guidance varies based on the amendments. The amendments that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon issuance.

The FASB has issued Accounting Standards Update (ASU) No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU 2014-09. The FASB has issued Accounting Standards Update (ASU) No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

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All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU 2014-09.

The FASB has issued Accounting Standards Update (ASU) No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments. To simplify the accounting for adjustments made to provisional amounts recognized in a business combination, the amendments eliminate the requirement to retrospectively account for those adjustments.

U.S. GAAP currently requires that during the measurement period, the acquirer retrospectively adjust the provisional amounts recognized at the acquisition date with a corresponding adjustment to goodwill. Those adjustments are required when new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts initially recognized or would have resulted in the recognition of additional assets or liabilities. The acquirer also must revise comparative information for prior periods presented in financial statements as needed, including revising depreciation, amortization, or other income effects as a result of changes made to provisional amounts.

The amendments require that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The amendments require that the acquirer record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date.

The amendments require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date.

For public business entities, the amendments are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments should be applied prospectively to adjustments to provisional amounts that occur after the effective date with earlier application permitted for financial statements that have not been issued.

The only disclosures required at transition should be the nature of and reason for the change in accounting principle. An entity should disclose that information in the first annual period of adoption and in the interim periods within the first annual period if there is a measurement-period adjustment during the first annual period in which the changes are effective.

The FASB has issued Accounting Standards Update (ASU) No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which changes how deferred taxes are classified on organizations’ balance sheets.

The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent.

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The amendments apply to all organizations that present a classified balance sheet. For public companies, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, not-for-profit organizations, and employee benefit plans, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018.

3. CASH AND AVAILABLE FOR SALE SECURITIES

	Estimated
	Fair Value
	As of June 30, 2016 (Unaudited)	As of December 31, 2015
Cash and cash equivalents:
Cash	$282,257	$471,907
Short-term investments:
Quoted shares in Malaysia	43,677	40,979
Total short-term investments	43,677	40,979
Total cash, and cash equivalents, and short-term investments	$325,934	$512,886

Realized gains and realized losses were not significant for either the period ended June 30, 2016 or year ended December 31, 2015. As of June 30, 2016 and December 31, 2015, unrealized gains on investments were both $820.

During the period ended June 30, 2016 and year ended December 31, 2015, the Company did not recognize any impairment charges on outstanding investments. As of June 30, 2016, the Company did not consider any of its investments to be other-than-temporarily impaired.

4.	OTHER RECEIVABLES, NET

Other receivables consist of the following:

		As of June 30, 2016 (Unaudited)	As of December 31, 2015

Other receivables	(1)	$45,231	$-
Deposits	(2)	360	2,175
GST recoverable		251	-
		$45,842	$2,175

(1)	Other receivables include receivables from other parties.

(2)	Deposits represented payments for telephone, electricity, water, maintenance fee, rental & utility and parking.

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5.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of June 30, 2016 (Unaudited)	As of December 31, 2015

Leasehold building	$78,596	$73,741
Computer and software	1,476	1,024
Furniture and fixtures	25,647	22,254
Leasehold improvement	5,078	4,971
	110,797	101,990

Less: Accumulated depreciation	(17,059)	(15,519)

Balance at end of year	$93,738	$86,471

Depreciation expenses was $2,273 and $462 for the three months ended June 30, 2016 and 2015, respectively, and $4,448 and $1,832 for the six months ended June 30, 2016 and 2015, respectively.

6.	OTHER PAYABLES AND ACCRUALS

	As of June 30, 2016 (Unaudited)	As of December 31, 2015

Other payables	1,820,527	903,654
Accruals	98	3,287
Tax refundable	(112)	-
	$1,820,513	$906,941

7.	INCOME TAX

The Company and its subsidiary are Malaysia incorporated companies and required to pay corporate income tax at 25% of taxable income.

Income tax expenses for the Company are summarized as follows:

For the period ended
	June 30, 2016	June 30, 2015
	(Unaudited)	(Unaudited)

Current:
Provision for Malaysian income tax	$733	$-
Deferred:
Provision for Malaysian income tax	-	-
	$733	$-

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The Company recorded a loss before income tax of $144,546 and $32,763 for the period ended June 30, 2016 and 2015 respectively. A reconciliation of the provision for income taxes with amounts determined by applying the Malaysian income tax rate of 25% to income before income taxes is as follows:

	For the period ended
	June 30, 2016	June 30, 2015
	(Unaudited)	(Unaudited)

Profit (loss) before income tax	$(144,546)	$(32,763)
Permanent difference	150,409	32,763
Taxable income	$5,863	$-
Malaysian income tax rate	25%	25%
Current tax expenses	$1,466	$-
Less: Valuation allowance	-	-
Income tax expenses	$1,466	$-

No deferred tax has been provided as there are no material temporary differences arising during the period ended June 30, 2016 and 2015.

8.	RELATED PARTY TRANSACTIONS

As of June 30, 2016 and December 31, 2015, the director Dato’ Lim Hui Boon owed the Company $1,067,709 and $578,358 respectively. As of June 30, 2016 and December 31, 2015, amount due from director, Gavin Lim Chun Hoo was $24,845 and nil respectively. The amounts due from a director were unsecured, interest-free and repayable on demand.

As of June 30, 2016 and December 31, 2015, amounts due from related parties were as follows:

	As of June 30, 2016 (Unaudited)	As of December 31, 2015

Ho Wah Genting Holiday SDN BHD	$23,982	$2,573
Vitaxel SDN BHD	603,150	233,100
Ho Wah Genting Berhad	2,982	-
Vitaxel Online Mall SDN BHD	27,329	606
	$657,443	$236,279

The amounts due from related companies are unsecured, interest-free and repayable on demand.

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As of June 30, 2016 and December 31, 2015, amounts due to directors were as follows:

	As of June 30, 2016 (Unaudited)	As of December 31, 2015

Gavin Lim Chun Hoo	$8,227	$7,718
Liew Jenn Lim	18	18
	$8,245	$7,736

Gavin Lim Chun Hoo and Liew Jenn Lim are directors of Beedo. The amounts due to directors were unsecured, interest-free and repayable on demand.

During the period ended June 30, 2016 and year ended December 31, 2015, the Company recognized $2,982 and $6,147 rental income respectively from Ho Wah Genting Berhad. Two sons of Dato’ Lim Hui Boon, who is a the president of the Company, are the directors of Ho Wah Genting Berhad. Dato Lim Hui Boon is also the Group President and shareholder of Ho Wah Genting Berhad.

During the period ended June 30, 2016, the Company recognized $118,625 revenue from the provision of information technology services from Ho Wah Genting Berhad and Ho Wah Genting Holidays SDN BHD, its wholly owned subsidiary. Lim Chun Hoo, our Chief Executive Officer and director, is the Executive Director of Ho Wah Genting Holidays SDN BHD.

During the year ended December 31, 2015, the Company recognized revenue from the provision of information technology services of $18,263 from Ho Wah Genting Holidays SDN BHD and $640 from Ho Wah Genting Berhad.

9.	COMMITMENTS AND CONTINGENCIES

Operating lease commitments

The total future minimum lease payments under the non-cancellable operating lease with respect to the office as of June 30, 2015 are payable as follows:

Year ending December 31, 2016	3,603
Year ending December 31, 2017	4,208
Total	$7,811

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10.	BUSINESS ACQUISITION

On June 25, 2015 the Company acquired 1,625 shares of common stock, or 65% of the equity interests, of Beedo for the sum of MYR 1,625 ($433). The purchase price was paid by the delivery to Beedo of MYR 1,625 ($433) in cash. The acquisition was accounted for as a business combination under the purchase method of accounting. Beedo’s results of operations were included in the Company’s results beginning June 25, 2015. The purchase price has been allocated to the assets acquired and the liabilities assumed based on their fair value at the acquisition date as summarized in the following:

Purchase price	$433

Purchase price allocation:
Cash and cash equivalents	(26,632)
Other assets	(1,651)
Due from a related party	(98,533)
Property, plant and equipment, net	(445)
Accrued expenses	452
Due to related parties	133,315

Non-controlling interests	(2,277)

Goodwill	$4,662

On July 7, 2015, Beedo increased its issued and paid-up shares from 2,500 to 1,000,000. HWGG acquired an additional 508,375 shares on that date, for MYR 508,375 ($133,403), making its balance of shares 510,000 and effectively diluting its ownership percentage in Beedo from 65% to 51%.

In 2015, the Company wrote down goodwill of $4,662, which eliminated all remaining goodwill of the Company. Goodwill was determined to have been impaired because of the current financial condition of the Company and the Company’s inability to generate future operating income without substantial revenue increases, which are highly uncertain. Furthermore, the Company’s anticipated future cash flows indicate that the recoverability of goodwill is not reasonably assured. The goodwill write-down was included as a component of operating expense in 2015.

Beedo contributed net revenues of $118,625 and a net profit of $13,296 for the period ended June 30, 2016.

11.	EARNINGS (LOSS) PER SHARE

The Company has adopted ASC Topic No. 260, “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year.

The following table sets forth the computation of basic and diluted earnings per share:

	For the three months ended		For the six months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net loss applicable to common shares	$(64,469)	$(28,764)	$(151,799)	$(32,763)

Weighted average common shares outstanding (Basic)	1,000,000	1,000,000	1,000,000	1,000,000

Weighted average common shares outstanding (Diluted)	1,000,000	1,000,000	1,000,000	1,000,000

	$(0.07)	$(0.03)	$(0.15)	(0.03)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

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12.	SEGMENT INFORMATION

The Company’s operating businesses are organized based on the business activities from which the Company earns revenues. In June 2015, the Company acquired Beedo. After the acquisition was consummated, Beedo engaged in the provision of information technology services to generate revenue for the Company.

Our reported segments for the period ended June 30, 2016 and year ended December 31, 2015 are described as follows:

Investment property holding

The Company generates rental income from the leasing out of its leasehold building.

Information technology services

The Company generates revenue from the provision of information technology services. This line of business commenced in the year 2015.

Others

These comprise of general operating and administrative expenses, and other income/expenses not directly attributable to the sources of revenue of the Company for the periods ended June 30, 2016 and 2015.

The Company’s reportable segments are managed separately based on the fundamental differences in their operations.

Information with respect to these reportable business segments for the period ended June 30, 2016 and 2015 was as follows:

	For the three months ended		For the six months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues:
Investment property holding	$1,448	$1,641	$2,431	$3,296
Information technology services	71,297	-	118,625	-
Others	-	-	-	-
	$72,745	$1,641	$121,556	$3,296

Cost of revenues:
Investment property holding	$-	$-	$-	$-
Information technology services	6,367	-	12,458	-
Others	-	-	-	-
	$6,367	$-	$12,458	$-

Depreciation:
Investment property holding	$790	$432	$1,580	$865
Information technology services	-	-	-	-
Others	1,483	30	2,868	967
	$2,273	$462	$4,448	$1,832

Net income (loss):
Investment property holding	$708	$1,209	$1,351	$2,431
Information technology services	64,930	-	106,167	-
Others	(122,994)	(29,973)	(252,797)	(35,194)
	$(57,356)	$(28,764)	$(145,274)	$(32,763)

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	June 30, 2016
	(Unaudited)
	Investment property holding	Information technology services	Others	Total
Identifiable long-lived assets, net	$68,445	$-	$25,293	$93,738

	December 31, 2015
	Investment property holding	Information technology services	Others	Total
Identifiable long-lived assets, net	$60,286	$-	$26,185	$86,471

The Company does not allocate any operating and administrative expenses, other income/expenses to its reportable segments because these activities are managed at a corporate level. In addition, the specified amounts for income tax expense are not included in the measure of segment profit or loss reviewed by the chief operating decision maker and these specified amounts are not regularly provided to the chief operating decision maker. Therefore, the Company has not disclosed income tax expense for each reportable segment.

Asset information by reportable segment is not reported to or reviewed by the chief operating decision maker and, therefore, the Company has not disclosed asset information for each reportable segment. The Company’s operations are located in Malaysia. All revenues are derived from customers in Malaysia. All of the Company’s operating assets are located in Malaysia.

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13.	FAIR VALUE MEASUREMENTS

Fair Value of Financial Assets

The Company’s financial assets measured at fair value on a recurring basis subject to disclosure requirements at June 30, 2016and December 31, 2015 were as follows:

		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobserved
	June 30,	Assets	Inputs	Inputs
	2016	(Level 1)	(Level 2)	(Level 3)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Short-term investments:
Quoted shares in Malaysia	$43,677	$43,677	$-	$-
Total short-term investments	43,677	43,677	-	-
Total financial assets measured at fair value	$43,677	$43,677	$-	$-

		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobserved
	December 31,	Assets	Inputs	Inputs
	2015	(Level 1)	(Level 2)	(Level 3)
Short-term investments:
Quoted shares in Malaysia	$40,979	$40,979	$-	$-
Total short-term investments	40,979	40,979	-	-
Total financial assets measured at fair value	$40,979	$40,979	$-	$-

14.	SUBSEQUENT EVENTS

On August 12, 2016, the Company completed the disposal of its subsidiary, Beedo, by wholly transferring the shares it owns to a related party, Dato’ Lim Hui Boon, for consideration of $118,881 (RM 510,000).

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and determined that there are no additional items to disclose except above mentioned matters.

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Unaudited Pro Forma Condensed Combined Financial Information

The accompanying unaudited pro forma condensed financial information have been prepared to present the balance sheet and statements of operations of HO WAH GENTING GROUP LIMITED (the “Company”), to indicate how the consolidated financial statements of the Company might have looked like if the acquisition of Ho Wah Genting Group SDN BHD, (“HWGG”) and transactions related to the acquisition had occurred as of the beginning of the periods presented.

The unaudited pro forma condensed combined balance sheet as of June 30, 2016 is presented as if the acquisition of HWGG had occurred on June 30, 2016.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2016, and year ended December, 31, 2015, are presented as if the acquisition of HWGG had occurred on January 1, 2015 and were carried forward through each of the aforementioned periods presented.

These pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations had the purchase been in effect during the periods presented, or of consolidated financial condition or consolidated results of operations that may be reported in the future.

 Note the pro forma adjustments contained in the pro forma condensed financial statements relate to the assumptions of all prior and existing liabilities of the Company upon consummation of the purchase.

F-44

Unaudited Pro Forma Condensed Balance Sheet

As of June 30, 2016

(Stated in U.S. Dollars)

	Historical		Pro Forma
	Ho Wah Genting Group SDN BHD	HO WAH GENTING GROUP LIMITED	Adjustments	Note 2	Combined

ASSETS
Current assets
Cash and cash equivalents	282,257	6,217	(6,217)	(1)	282,257
Other receivables	45,842	-			45,842
Amount due from director	1,092,554	-			1,092,554
Amount due from related company	657,443	-			657,443
Investment equity	43,677	-			43,677
Total current assets	2,121,773	6,217			2,121,773
Non-current assets
Property, plant and equipment	93,738	-			93,738
Total non-current assets	93,738	-			93,738
Total assets	2,215,511	6,217			2,215,511

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current liabilities
Account payables and other accruals	1,820,513	2,917	(2,917)	(1)	1,820,513
Amount due to director	8,245	-			8,245
Loan from related party	-	25,365	(25,365)	(1)	-
Total current liabilities	1,828,758	28,282			1,828,758
Deferred tax liabilities	-	-			-
Total non-current liabilities	1,828,758	28,282			1,828,758

Total liabilities	1,828,758	28,282			1,828,758
Commitments and contingencies
STOCKHOLDERS’ DEFICIT
			(402,172)	(1)
Common stock	402,172	514	(500)	(2)	14
Additional paid-in capital	-	21,036	(21,036)	(1)	402,158
			402,172	(1)
			(514)	(1)
			500	(2)
Accumulated deficit	113,561	(43,615)	43,615	(3)	113,561
Non-controlling interest	84,209	-			84,209
Accumulated other comprehensive loss	(213,189)	-			(213,189)
Total stockholders’ (deficit) equity	386,753	(22,065)			386,753
Total liabilities and stockholders’ deficit	2,215,511	6,217			2,215,511

F-45

Unaudited Proforma Condensed Statement of Operations

For the Six Months Ended June 30, 2016

(Stated in U.S. Dollars)

	Historical		Pro Forma
	Ho Wah Genting Group SDN BHD	HO WAH GENTING GROUP LIMITED	Adjustments	Note 2	Combined

Revenue	118,625	1,235	(1,235)	(1)	118,625
Cost of revenue	(12,458)	-	-	-	(12,458)
Gross profit	106,167	1,235		-	106,167

Operating expenses
General and administrative	258,324	26,439	(26,439)	(1)	258,324
Income/(Loss) from operations	(152,157)	(25,204)	-	-	(152,157)
Other income	8,602	-	-	-	8,602
Other expenses	(379)				(379)
Exchange gain (loss)	(612)				(612)
Income/(Loss) before income taxes	(144,546)	(25,204)	-	-	(144,546)
Provision for income taxes	(733)	-	-	-	(733)
Net Income/(Loss)	(145,279)	(25,204)	-	-	(145,279)
Foreign currency translation adjustment	30,489	-	-	-	30,489
Comprehensive Income/(Loss)	(114,790)	(25,204)	-	-	(114,790)

F-46

Proforma Condensed Statement of Operations

For the Year Ended December 31, 2015

(Stated in U.S. Dollars)

	Historical		Pro Forma
	Ho Wah Genting Group SDN BHD	HO WAH GENTING GROUP LIMITED	Adjustments	Note 2	Combined

Revenue	35,019	18,950	(18,950)	(1)	35,019
Cost of revenue	(10,194)	-	-	-	(10,194)
Gross profit	24,825	18,950		-	24,825

Operating expenses
General and administrative	215,795	26,906	(26,906)	(1)	215,795
Loss from operations	(190,970)	(7,956)	-	-	(190,970)
Other income	19,765	-	-	-	19,765

Loss before income taxes	(171,205)	(7,956)	-	-	(171,205)
Provision for income taxes	(121)	-	-	-	(121)
Net Loss	(171,326)	(7,956)	-	-	(171,326)
Foreign currency translation adjustment	(122,661)	-	-	-	(122,661)
Comprehensive Loss	(293,987)	(7,956)	-	-	(293,987)

F-47

Notes to Pro Forma Condensed Financial Statements

 Note 1 – Basis of Presentation

The proforma condensed combined balance sheet as of June 30, 2016, and the proforma condensed combined statements of operations for the period ended June 30, 2016, are based on the historical financial statements of the Company and HWGG after giving effect of the reverse merger between the Company and HWGG on June 30, 2016, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

Note 2 –Adjustments

(1)	To eliminate assets and liabilities retained by predecessor owners of the Company

(2)	To record cancellation of 3,000,000 shares of predecessor owners of the Company, and record of issuance of 5,140,319 shares of our Common Stock for all of the outstanding capital stock of HWGG with the result that HWGG became wholly owned subsidiaries of ours.

(3)	To eliminate paid in capital for HWGG’s shares

(4)	To eliminate the Company’s expenses as the result of the elimination of assets and liabilities of the Company’s as of June 30, 2016.

F-48